    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1996
                                               REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
                            ------------------------

                   BANKAMERICA PREFERRED CAPITAL CORPORATION
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)
                            ------------------------

                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 622-3530
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 CHERYL SOROKIN
                            BANKAMERICA CORPORATION
                             BANK OF AMERICA CENTER
                             555 CALIFORNIA STREET
                            SAN FRANCISCO, CA 94104
                                 (415) 622-3530
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                            ------------------------

                                WITH COPIES TO:

      RALPH C. WALKER, ESQ.          CAROLYN CHEW HAMILTON, ESQ.         STANLEY F. FARRAR, ESQ.
ORRICK, HERRINGTON & SUTCLIFFE LLP   BANK OF AMERICA NATIONAL TRUST        SULLIVAN & CROMWELL
OLD FEDERAL RESERVE BANK BUILDING      AND SAVINGS ASSOCIATION           444 SOUTH FLOWER STREET
        400 SANSOME STREET              555 CALIFORNIA STREET         LOS ANGELES, CALIFORNIA 90071
 SAN FRANCISCO, CALIFORNIA 94111   SAN FRANCISCO, CALIFORNIA 94104         TEL: (213) 955-8000
       TEL: (415) 773-5765               TEL: (415) 622-0943               FAX: (213) 683-0457
       FAX: (415) 773-5759               FAX: (415) 622-6291

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF SECURITIES          AMOUNT BEING   OFFERING PRICE PER   AGGREGATE OFFERING     AMOUNT OF
         BEING REGISTERED            REGISTERED         SHARE(1)             PRICE(1)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Noncumulative Preferred Stock,
Series 1, par value $1.00 per
share.............................  40,000 shares        $25.00             $1,000,000          $303.03
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED OCTOBER 16, 1996

                                    ,000,000 SHARES

                   BANKAMERICA PREFERRED CAPITAL CORPORATION
    (A SUBSIDIARY OF BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION)

                   % NONCUMULATIVE PREFERRED STOCK, SERIES 1
                   (LIQUIDATION PREFERENCE $25.00 PER SHARE)
                            ------------------------

    Dividends on the   % Noncumulative Preferred Stock, Series 1, par value
$1.00 per share, liquidation preference $25.00 per share (the "Series 1 Preferred Shares"), of BankAmerica Preferred Capital Corporation (the "Company") will be noncumulative and, if authorized and declared, will be payable quarterly in arrears on February 28, May 31, August 31 and November 30 of each year,
commencing February 28, 1997. The initial dividend shall be $    per share, and
thereafter the dividend rate shall be     % per annum of the liquidation
preference per share (equivalent to $        per annum per share).
    Dividends on the Series 1 Preferred Shares are not cumulative and, if for any reason a dividend on the Series 1 Preferred Shares is not authorized and declared for a dividend period, the Company will have no obligation to pay a dividend for such period, whether or not dividends on the Series 1 Preferred Shares are authorized and declared for any future dividend period.
    The Series 1 Preferred Shares are not redeemable prior to           , 2001
(except upon the occurrence of a Tax Event as described herein). On and after
          , 2001, the Series 1 Preferred Shares may be redeemed for cash at the option of the Company, in whole or in part, at a redemption price of $25.00 per share, plus an amount equal to the dividend (whether or not authorized and declared) for the then-current quarterly dividend period accrued to but excluding the date of such redemption, without accumulation of unpaid dividends on the Series 1 Preferred Shares for prior dividend periods. The Series 1 Preferred Shares will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities of the Company.
    The Company has been formed for the purpose of acquiring, holding and managing real estate mortgage assets. The Company expects that substantially all of its mortgage assets will be acquired from Bank of America National Trust and Savings Association, a national banking association (the "Bank"), and affiliates of the Bank. All of the shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), are owned by the Bank. BankAmerica Corporation, a Delaware corporation ("BAC") and the parent of the Bank, has indicated to the Company that, so long as any Series 1 Preferred Shares are outstanding, BAC intends to maintain direct or indirect ownership of at least 80% of the outstanding shares of Common Stock.
    The Company expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes, commencing with the taxable year ending December 31, 1996, and as a result, dividends on the Series 1 Preferred Shares are not eligible for the dividends received deduction for corporations for federal income tax purposes. No person or persons acting as a group is permitted to beneficially own more than 9.9% of any series of preferred stock of the Company, including the Series 1 Preferred Shares, with limited exceptions. See "Description of Capital Stock--Restrictions on Ownership and Transfer".
    Prior to the offering, there has been no market for the Series 1 Preferred Shares. Application will be made to list the Series 1 Preferred Shares on the New York Stock Exchange.

    SEE "RISK FACTORS" COMMENCING ON PAGE 11 FOR A DESCRIPTION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE SERIES 1 PREFERRED SHARES. THESE RISKS INCLUDE:

  - No Prior Operating History of Company                       - Risks Associated with Noncumulative Dividends
  - Dependence Upon Bank as Advisor and Servicer                - Adverse Consequences of Failure to Qualify as a REIT
  - Possible Conflicts of Interest Between Company and Bank     - No Third Party Valuation of Mortgage Loans
    and Its Affiliates                                          - Risks Associated with Mortgage Loans, Including Interest Rate
  - Bank Regulatory Restrictions on Operations of the
    Company                                                     Fluctuations, Prepayment Risks and Risks of Geographical
                                                                Concentration

    A PURCHASE OF SERIES 1 PREFERRED SHARES IS A PURCHASE OF SECURITIES ISSUED BY THE COMPANY AND IS NOT A PURCHASE OF SECURITIES ISSUED BY, OR OTHERWISE AN INVESTMENT IN, THE BANK OR BAC. NO OBLIGATION OF THE COMPANY IS GUARANTEED BY THE BANK OR BAC. THESE SECURITIES DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
               CRIMINAL OFFENSE.
                            ------------------------

                                                                  INITIAL PUBLIC          UNDERWRITING          PROCEEDS TO THE
                                                                  OFFERING PRICE         DISCOUNT(1)(2)          COMPANY(2)(3)
                                                                -------------------    -------------------    -------------------
Per Share.....................................................        $25.00                    $                      $
Total.........................................................      $  ,000,000                 $                      $

---------------
(1) The Company and the Bank have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2) The Underwriting Discount will be $        per share with respect to shares
    that have been initially allocated for sale to certain institutions. The estimated total Proceeds to the Company and Underwriting Discount set forth above reflect that initial allocation. The actual total Underwriting Discount and Proceeds to the Company will depend on the number of shares that are actually sold to institutions, which may be greater or less than the initial allocation.
(3) Before deducting expenses payable by the Company estimated at $        . See
    "Underwriting".
                            ------------------------

    The Series 1 Preferred Shares are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series 1 Preferred Shares will be ready for delivery through the facilities of The
Depository Trust Company in New York, New York on or about           , 1996,
against payment therefor in immediately available funds.
                              GOLDMAN, SACHS & CO.
                            ------------------------

             The date of this Prospectus is                 , 1996.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES 1 PREFERRED SHARES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               TABLE OF CONTENTS

                                         PAGE
                                         ---
PROSPECTUS SUMMARY......................   3
  The Company...........................   3
  Risk Factors..........................   3
  The Offering..........................   5
  Business and Strategy.................   8
  Tax Status of the Company.............  10
RISK FACTORS............................  11
  No Prior Operating History............  11
  Dependence upon Bank as Advisor and
     Servicer...........................  11
  Relationship with Bank and Its
     Affiliates; Conflicts of
     Interest...........................  11
  Bank Regulatory Restrictions on
     Operations of the Company..........  11
  Risks Associated with Noncumulative
     Dividends..........................  12
  Tax Risks.............................  12
  No Formal Third Party Valuation of the
     Mortgage Loans; No Arm's-Length
     Negotiations with Affiliates.......  13
  Risk of Declines in Net Interest
     Income Due to Interest Rate
     Fluctuations;
     Prepayment Risks of Mortgage
     Loans..............................  13
  Risks Associated with Mortgage Loans
     Generally..........................  14
  Risk of Future Revisions in Policies
     and Strategies by Board of
     Directors..........................  15
  Risks Associated with Leverage........  16
  No Prior Market for Series 1 Preferred
     Shares.............................  16
THE COMPANY.............................  17
USE OF PROCEEDS.........................  18
CAPITALIZATION..........................  19
BUSINESS AND STRATEGY...................  20
  General...............................  20
  Commencement of Operations............  20
  Dividend Policy.......................  20
  Liquidity and Capital Resources.......  22
  General Description of Mortgage
     Assets; Investment Policy..........  22
  Acquisition of Initial Portfolio......  24
  Management Policies and Programs......  24
  Description of Initial Portfolio......  27
  Servicing.............................  33
  Delinquency, Foreclosure and Loss
     Experience of the Bank.............  35
  Officers..............................  36
  Competition...........................  36
  Legal Proceedings.....................  36

                                         PAGE
                                         ---
MANAGEMENT..............................  37
  Directors and Executive Officers......  37
  Independent Directors.................  38
  Audit Committee.......................  39
  Credit Committee......................  39
  Compensation of Directors and
     Officers...........................  39
  Limitation on Liability and
     Indemnification of Directors and
     Officers...........................  39
  The Advisor...........................  40
BENEFITS OF THE OFFERING TO THE BANK AND
  ITS AFFILIATES........................  41
DESCRIPTION OF SERIES 1 PREFERRED
  SHARES................................  42
  General...............................  42
  Dividends.............................  42
  Voting Rights.........................  43
  Redemption............................  44
  Rights Upon Liquidation...............  45
  Independent Director Approval.........  45
  Restrictions on Ownership.............  46
DESCRIPTION OF CAPITAL STOCK............  47
  Common Stock..........................  47
  Preferred Stock.......................  47
  Power to Issue Additional Shares of
     Common Stock and Preferred Stock...  48
  Restrictions on Ownership and
     Transfer...........................  48
  Business Combinations.................  49
FEDERAL INCOME TAX CONSIDERATIONS.......  51
  Taxation of the Company...............  51
  Failure to Qualify....................  55
  Taxation of United States
     Stockholders.......................  55
  Taxation of Foreign Stockholders......  56
  Information Reporting Requirements and
     Backup Withholding Tax.............  58
  Other Tax Consequences................  59
ERISA CONSIDERATIONS....................  60
  General...............................  60
  Plan Asset Regulation.................  60
  Effect of Plan Asset Status...........  61
  Prohibited Transactions...............  61
  Unrelated Business Taxable Income.....  62
EXPERTS.................................  62
RATINGS.................................  62
CERTAIN LEGAL MATTERS...................  62
ADDITIONAL INFORMATION..................  62
GLOSSARY................................  64
INDEX TO FINANCIAL STATEMENT............ F-1
UNDERWRITING............................ U-1

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. See "Glossary" at page 64 for the definitions of certain terms used in this Prospectus.

                                  THE COMPANY

     BankAmerica Preferred Capital Corporation (the "Company") is a newly-formed Maryland corporation incorporated on October 4, 1996 and created for the purpose of acquiring, holding and managing real estate mortgage assets ("Mortgage Assets"). The Company will elect to be subject to tax as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and will generally not be subject to federal income tax to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT. All of the outstanding shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), are owned by Bank of America National Trust and Savings Association, a national banking association (the "Bank"). BankAmerica Corporation, a Delaware corporation ("BAC") that owns all of the issued and outstanding shares of the capital stock of the Bank, has
indicated to the Company that, so long as any shares of the      % Noncumulative
Preferred Stock, Series 1, par value $1.00 per share, liquidation preference $25.00 per share (the "Series 1 Preferred Shares"), are outstanding, BAC intends to maintain direct or indirect ownership of at least 80% of the outstanding shares of Common Stock.

     The Company has been formed by the Bank to provide the Bank and BAC with an additional means of raising capital for regulatory purposes. The Bank has informed the Company that the Bank anticipates that the Series 1 Preferred Shares will be treated as capital for both the Bank and BAC for regulatory purposes. Issuance of the Series 1 Preferred Shares by the Company is a more cost-effective means of raising capital for the Bank and BAC than if either the Bank or BAC were to issue preferred stock itself, because of the Company's ability to deduct for federal income tax purposes the dividends payable on the Series 1 Preferred Shares as a result of its qualification as a REIT. See "Benefits of the Offering to the Bank and Its Affiliates".

     A PURCHASE OF SERIES 1 PREFERRED SHARES IS A PURCHASE OF SECURITIES ISSUED BY THE COMPANY AND IS NOT A PURCHASE OF SECURITIES ISSUED BY, OR OTHERWISE AN INVESTMENT IN, THE BANK OR BAC. NO OBLIGATION OF THE COMPANY IS GUARANTEED BY THE BANK OR BAC.

     The principal executive offices of the Company are located at 555 California Street, San Francisco, California 94104, telephone number (415) 622-3530.

                                  RISK FACTORS

     Purchase of the Series 1 Preferred Shares is subject to certain risks. See "Risk Factors" commencing on page 11. Among such risks are the following:

     - The Company is a newly organized corporation with no prior operating history and no revenues to date.

     - The Bank and its affiliates will have significant involvement in the Company's existence and planned operations. The Bank is the sole holder of the Common Stock of the Company, will administer the Company's affairs in its role as Advisor pursuant to the Advisory Agreement and will service the Mortgage Loans under the Servicing Agreement.

     - Except for the two Independent Directors (defined below), all of the directors and officers of the Company are also employees of the Bank or its affiliates. As the holder of all of the outstanding voting stock, the Bank will be able to elect all of the directors of the Company, including the Independent Directors, subject to certain limited voting rights in holders of the Company's Preferred Stock if six dividends on such Preferred Stock are unpaid. The Company is therefore dependent on the officers and employees of the Bank, who may have conflicts of interest regarding such matters as selection of the Initial Portfolio, availability and selection of additional Mortgage Loans from the Bank and possible modifications of the Advisory Agreement and the Servicing Agreement.

     - As a subsidiary of the Bank, the Company is subject to the risk that banking authorities will restrict the Company's ability to transfer assets, to make distributions to its stockholders (including dividends on the Series 1 Preferred Shares) or to redeem shares of Preferred Stock. Such actions could result in the Company failing to qualify as a REIT.

     - Dividends on the Series 1 Preferred Shares are not cumulative. Consequently, if a dividend is not authorized and declared for any quarter, the holders of the Series 1 Preferred Shares would not be entitled to recover such omitted dividend, whether or not sufficient funds subsequently become available.

     - If the Company fails to maintain its qualification as a REIT, the Company would be subject to tax as a regular corporation for federal income tax purposes, which would reduce the amounts available for distribution to the Company's stockholders.

     - No formal third party valuations of the Mortgage Loans in the Initial Portfolio were obtained, and there can be no assurance that the fair market value of the Initial Portfolio is not less than the purchase price payable by the Company. Moreover, it is not anticipated that formal third party valuations will be obtained for future acquisitions of Mortgage Loans by the Company from the Bank.

     - All of the Mortgage Loans in the Initial Portfolio are adjustable rate mortgage loans ("ARMs") which bear interest at fixed rates for the first three to ten years of their terms, and thereafter at adjustable rates for the remainder of their terms. In addition, the Initial Portfolio contains certain Mortgage Loans which provide for the payment of interest only during the first 60 months of their terms, after which they amortize fully over their remaining terms. If there is a decline in interest rates (as measured by the indices specified for such Mortgage Loans), the Company will experience a decrease in net interest income, to the extent the Company's Mortgage Loans at the time bear interest at adjustable rates. Because the dividend rate on the Series 1 Preferred Shares is fixed, a significant decline in mortgage interest rates generally may affect the Company's ability to pay dividends on the Series 1 Preferred Shares. In such an interest rate environment, the Company may experience an increase in prepayments on its Mortgage Loans and may find it more difficult to purchase additional Mortgage Loans bearing interest rates sufficient to support payment of dividends on the Series 1 Preferred Shares.

     - An investment in the Series 1 Preferred Shares may be affected by a decline in the values of the properties securing the Mortgage Loans, which could cause a substantial number of the Mortgage Loans to become nonperforming, in which event the Company may not have sufficient funds to pay dividends on the Series 1 Preferred Shares. Factors which could affect the values of the Mortgage Loans or the properties securing the Mortgage Loans include the following:

        -- The Company does not intend to obtain third party credit enhancements for the Mortgage Loans, such as mortgagor bankruptcy insurance or special hazard insurance. Therefore, the Company will be subject to risks of borrower defaults and bankruptcies and special hazard losses not covered by the standard hazard insurance policies required by the Bank's underwriting standards, such as losses from earthquakes or floods. In addition, the Company will bear the risk of loss of principal on a defaulted Mortgage Loan to the extent the value of the related mortgaged property is less than the principal amount of such loan.

        -- The results of the Company's operations will be affected by factors outside the Company's control, such as local, regional or national economic conditions, prevailing interest rate levels and the availability of credit to refinance Mortgage Loans prior to maturity. No assurance can be given that the values of the properties securing Mortgage Loans in the Initial Portfolio have remained or will remain at their origination levels.

        -- If the Company is forced to foreclose on a defaulted Mortgage Loan to recover its investment, the Company may be subject to environmental liabilities in connection with the foreclosed property which could exceed the value of the property.

     - Approximately 89% in principal amount of the Mortgage Loans included in the Initial Portfolio are secured by residential properties in California, which may from time to time experience natural disasters and/or weaker regional economic conditions and housing markets than other geographic regions. Such concentration may present risks of higher delinquency and loss rates than those present with respect to mortgage loans generally.

     - The board of directors of the Company (the "Board of Directors") may change, in some instances subject to the approval of a majority of the Independent Directors, the policies of the Company set forth herein, including the policy regarding the incurrence of indebtedness.

     - Prior to the Offering, there has been no public market for the Series 1 Preferred Shares, and there can be no assurance that an active trading market will develop.

                                  THE OFFERING

     For a more complete description of the terms of the Series 1 Preferred Shares specified in the following summary, see "Description of Series 1 Preferred Shares".

ISSUER.......................  BankAmerica Preferred Capital Corporation, a
                                 newly-formed Maryland corporation created for the purpose of acquiring, holding and managing Mortgage Assets.

SECURITIES OFFERED...........       ,000,000 Series 1 Preferred Shares.

RANKING......................  With respect to the payment of dividends and amounts upon liquidation, the Series 1
                                 Preferred Shares will rank senior to the Company's Common Stock. Additional shares of preferred stock of the Company (the "Preferred Stock") ranking senior to or on a parity with the Series 1 Preferred Shares may not be issued without the approval of a majority of the Independent Directors.

USE OF PROCEEDS..............  The net proceeds to the Company from the
                                 Offering, together with proceeds received in
                                 connection with the sale of shares of Common
                                 Stock to the Bank, will be used to purchase the Initial Portfolio from the Bank and to pay the expenses of the Offering and the formation of the Company (currently estimated to be
                                 approximately $          million in the
                                 aggregate). See "Use of Proceeds".

DIVIDENDS....................  Holders of Series 1 Preferred Shares will be entitled to receive, when, as and if authorized and declared by the Board of Directors in its sole discretion, out of assets of the Company legally available for payment, an initial cash
                                 dividend of $          per share and thereafter
                                 cash dividends at the annual rate of
                                           % of the liquidation preference per
                                 share (equivalent to $          per share per
                                 annum). Dividends on the Series 1 Preferred
                                 Shares will not be cumulative and, if for any reason a dividend on the Series 1 Preferred Shares is not authorized and declared for a dividend period, the Company will have no obligation to pay a dividend for such period, whether or not dividends on the Series 1 Preferred Shares are authorized and declared for any future dividend period. Dividends on the Series 1 Preferred Shares, if authorized and declared, will be payable quarterly on February 28, May 31, August 31 and November 30 of each year, at such annual rate, commencing on February 28, 1997. Dividends will accrue from the later of the date of original issue or the most recent dividend payment date (whether or not dividends were paid on such date). See "Description of Series 1 Preferred Shares -- Dividends".

LIQUIDATION PREFERENCE.......  The liquidation preference for each Series 1
                                 Preferred Share is $25.00, plus an amount equal to the dividend (whether or not authorized and declared) for the then-current quarterly dividend period accrued to but excluding the date of such liquidation payment, without accumulation of unpaid dividends on the Series 1 Preferred Shares for prior dividend periods. See "Description of Series 1 Preferred
                                 Shares -- Rights Upon Liquidation".

REDEMPTION...................  The Series 1 Preferred Shares are not redeemable
                                 prior to               , 2001 (except upon the
                                 occurrence of a Tax Event as defined in
                                 "Description of Series 1 Preferred Shares --
                                 Redemption"). On and after               ,
                                 2001, the Series 1 Preferred Shares may be redeemed for cash at the option of the Company, in whole or in part, at any time and from time to time, at a redemption price of $25.00 per share, plus an amount equal to the dividend (whether or not authorized and declared) for the then-current quarterly dividend period accrued to but excluding the date of such redemption, without accumulation of unpaid dividends on the Series 1 Preferred Shares for prior dividend periods. Upon the occurrence of a Tax Event, the Company will have the right for a period of 120 days to redeem the Series 1 Preferred Shares in whole (but not in part) at a redemption price of $25.00 per share, plus an amount equal to the dividend (whether or not authorized and declared) for the then-current quarterly dividend period accrued to but excluding the date of such redemption, without accumulation of unpaid dividends for prior dividend periods. The Series 1 Preferred Shares will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities of the Company. See "Description of Series 1 Preferred Shares -- Redemption".

VOTING RIGHTS................  Except as described herein with respect to certain limited voting rights, holders of Series 1 Preferred Shares will not have any voting rights. In any matter on which the Series 1 Preferred Shares may vote (as expressly provided herein), each Series 1 Preferred Share will be entitled to one vote. See "Description of Series 1 Preferred
                                 Shares -- Voting Rights".

OWNERSHIP LIMITS.............  Ownership of more than 9.9% of any outstanding series of Preferred Stock, including the Series 1 Preferred Shares offered hereby, is restricted in order to preserve the Company's status as a REIT for federal income tax purposes. See "Description of Capital
                                 Stock -- Restrictions on Ownership and
                                 Transfer".

FEDERAL INCOME TAX
  CONSIDERATIONS.............  Dividends on the Series 1 Preferred Shares are
                                 not eligible for the dividends received
                                 deduction for corporations. See also "Federal Income Tax Considerations".

ERISA CONSIDERATIONS.........  See "ERISA Considerations".

TRADING......................  Application will be made to list the Series 1
                                 Preferred Shares on the New York Stock
                                 Exchange.

RATINGS......................  It is expected that the Series 1 Preferred Shares will be rated
                                 by Moody's Investors Service, Inc. and      by
                                 Standard and Poor's Ratings Services. A
                                 security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                             BUSINESS AND STRATEGY

     The Company's principal business objective is to acquire, hold and manage Mortgage Assets that will generate net income for distribution to its stockholders. The Company expects that substantially all of its Mortgage Assets will be acquired from the Bank or affiliates of the Bank as whole loans secured by first mortgages or deeds of trust on single-family (one- to four-unit) residential properties ("Mortgage Loans"). The Company may also from time to time acquire Mortgage-Backed Securities (defined below).

     Simultaneously with the consummation of the Offering, the Bank will
purchase        shares of Common Stock for a price of $500 million, and will purchase additional shares of Common Stock for a price approximately equal to the aggregate amount of underwriting discount and expenses incurred by the Company in connection with its formation and the Offering, to provide the Company with funds sufficient to pay such expenses. The Company will use the aggregate net proceeds of approximately $1 billion to be received in connection with both the Offering and such sale of shares of Common Stock to the Bank to purchase a portfolio of Mortgage Loans (the "Initial Portfolio") from the Bank. See "Use of Proceeds".

     On October 1, 1996, the Mortgage Loans included in the Initial Portfolio had an aggregate outstanding principal balance of approximately $1.158 billion.* The Bank will enter into a servicing agreement with the Company with respect to the Mortgage Loans (the "Servicing Agreement") pursuant to which it will service the Mortgage Loans in the Initial Portfolio and will be entitled to receive fees in connection with the servicing of such Mortgage Loans. The Bank in its role as servicer under the Servicing Agreement is hereinafter referred to as the "Servicer". See "Business and Strategy -- Servicing".

     The Company and the Bank believe that the fair market value of the Initial Portfolio will approximately equal the amount (approximately $1 billion) that the Company will pay for the Initial Portfolio. No formal third party valuations of the Mortgage Loans constituting the Initial Portfolio have been obtained for purposes of the Offering; however, the Bank and the Company solicited estimates of the fair market value of the Initial Portfolio from three securities broker-dealers who regularly participate in the residential secondary mortgage market, and took such estimates into account in determining the purchase price of the Initial Portfolio. See "Risk Factors -- No Formal Third Party Valuation of the Mortgage Loans; No Arm's-Length Negotiations with Affiliates" and "Business and Strategy -- Acquisition of Initial Portfolio".

     The Company will enter into an advisory agreement with the Bank (the "Advisory Agreement"), pursuant to which the Bank will administer the day-to-day operations of the Company. The Bank in its role as advisor under the Advisory Agreement is hereinafter referred to as the "Advisor". The Advisor will be responsible for (i) monitoring the credit quality of Mortgage Assets held by the Company; (ii) advising the Company with respect to the acquisition, management, financing, servicing and disposition of the

---------------

     *The description herein of the Initial Portfolio is based upon a pool of Mortgage Loans which the Bank has identified and segregated in contemplation of the Offering, for transfer to the Company at the time of consummation of the Offering. Information regarding the Initial Portfolio reflects the characteristics of such pool of Mortgage Loans as of October 1, 1996, and assumes that all payments on the Mortgage Loans due on such date have been made. It is expected that the outstanding principal balances of such Mortgage Loans will decline prior to the consummation of the Offering due to scheduled principal payments and unscheduled prepayments which will occur, and certain of such Mortgage Loans may be removed from the pool if they become ineligible due to delinquencies or other factors. In addition, the current aggregate principal balance of such Mortgage Loans exceeds the anticipated net proceeds to be available to the Company to purchase Mortgage Loans, and the Company and the Bank intend to exclude from the Initial Portfolio a number of Mortgage Loans sufficient that the aggregate purchase price for the Initial Portfolio approximately equals the net proceeds available to the Company. In such event, Mortgage Loans will be selected for exclusion in such a fashion that the characteristics of the Initial Portfolio remain substantially consistent with those set forth herein.

Company's Mortgage Assets; and (iii) holding documents relating to the Mortgage Assets as custodian on behalf of the Company. The Advisor may from time to time subcontract all or a portion of its obligations under the Advisory Agreement to one or more of its affiliates involved in the business of managing Mortgage Assets. If no affiliate of the Advisor is engaged in the business of managing Mortgage Assets, the Advisor may, with the approval of a majority of the Company's Board of Directors, as well as a majority of the Independent Directors, subcontract all or a portion of its obligations under the Advisory Agreement to unrelated third parties. The Advisor will not, in connection with the subcontracting of any of its obligations under the Advisory Agreement, be discharged or relieved in any respect from its obligations under the Advisory Agreement. The Advisor and its personnel have substantial experience in mortgage finance and in the administration of Mortgage Loans.

     The Advisory Agreement has an initial term of one year, and may be renewed for successive additional one-year periods upon a majority vote of the Independent Directors. The Advisory Agreement may be terminated by the Company at any time upon 90 days' prior notice. As long as any Series 1 Preferred Shares remain outstanding, any decision by the Company to terminate the Advisory Agreement must be approved by a majority of the Board of Directors, as well as by a majority of the Independent Directors. The Advisor will be entitled to
receive an annual advisory fee of $        . See "Management -- The Advisor".

     The Company's Board of Directors is composed of seven members, two of whom will be Independent Directors. An "Independent Director" is a director who is not a current officer or employee of the Company, BAC, the Bank or any affiliate of the Bank or of any other person or persons that in the aggregate own more than 50% of the outstanding Common Stock, or is a director elected by the holders of Preferred Stock. Certain actions by the Company require the prior approval of a majority of the Independent Directors. So long as there are only two Independent Directors, any action that requires the approval of a majority of the Independent Directors must be approved by both Independent Directors. The Company currently has eight executive officers, each of whom is an employee of the Bank and whose salary and related benefits are paid by the Bank. The Company has no employees and does not anticipate that it will require employees. See "Management".

     The Company may from time to time purchase additional Mortgage Loans out of proceeds received in connection with the repayment or disposition of Mortgage Loans or the issuance of additional shares of Common Stock and Preferred Stock. Additional shares of Preferred Stock ranking senior to or on a parity with the Series 1 Preferred Shares may not be issued by the Company without the approval of a majority of the Independent Directors. See "Description of Series 1 Preferred Shares -- Voting Rights" and "-- Independent Director Approval". The Company does not currently intend to issue any additional shares of Preferred Stock unless it simultaneously issues additional shares of Common Stock to the Bank, and the aggregate proceeds to be received from such issuance of Common Stock approximately equals the sum of the aggregate offering price of such additional Preferred Stock and the Company's expenses (including any underwriting discount or placement fees) incurred in connection with the issuance of such additional shares of Preferred Stock. It is currently anticipated that any determination by the Company to issue additional shares of Preferred Stock will take into account the Bank's and BAC's regulatory capital requirements and the cost of raising and maintaining such capital at the time. See "Benefits of the Offering to the Bank and Its Affiliates".

     The Company currently anticipates that substantially all of the Mortgage Loans that it may acquire in the future will be purchased from the Bank and affiliates of the Bank. No arrangements or procedures are currently in place regarding the acquisition by the Company of Mortgage Loans from unaffiliated third parties. The Company expects that any additional Mortgage Loans acquired by the Company will be whole loans, will represent first lien positions, will be acquired on a basis consistent with secondary market standards and will have been originated and underwritten in conformity with standards generally applied by the Bank or affiliates of the Bank at the time the Mortgage Loans were originated. The Company's current policy prohibits the acquisition of any Mortgage Loan which (i) at the time of acquisition is delinquent in the payment of principal or interest, (ii) was at any time during the 12 months preceding acquisition renegotiated due to financial deterioration of the borrower or (iii) has been, more than once during the 12 months preceding acquisition, more than 30 days past due in the payment of principal or interest. The Company anticipates that the Mortgage Loans acquired by the Company in the future will be serviced by the Bank or an affiliate of the Bank.

     As a newly-formed entity, the Company has no prior operating history. As of the date hereof, it has $1,000 in assets, $1,000 in stockholder's equity and no indebtedness. Immediately after the issuance by the Company of the Series 1 Preferred Shares to the public and the Common Stock to the Bank and the purchase by the Company of the Initial Portfolio, the Company (assuming that there are
$          million in aggregate Offering and organizational expenses) will have approximately $1 billion in fair market value of Mortgage Assets, $20 million of
capital attributable to the Series 1 Preferred Shares, $     million of capital
attributable to the Common Stock and $     million of additional paid-in
capital. See "Capitalization".

     The Company will have no debt outstanding following consummation of the Offering, and the Company does not currently intend to incur any material amount of indebtedness. Pursuant to the Amended and Restated Articles of Incorporation of the Company (the "Charter"), the Company may not, without the approval of a majority of the Independent Directors, incur debt for borrowed money other than debt not in excess of 20% of the aggregate amount of net proceeds received in connection with the issuance of all outstanding Preferred Stock and Common Stock of the Company. The Charter does not contain any other limitation on the amount or percentage of debt, funded or otherwise, which the Company may incur. Any such debt incurred may include intercompany advances made by the Bank to the Company.

                           TAX STATUS OF THE COMPANY

     The Company will elect to be taxed as a REIT under the REIT Provisions of the Code (as defined under "Federal Income Tax Considerations -- Taxation of the Company -- General"), commencing with its taxable year ending December 31, 1996. As a REIT, the Company generally will not be subject to federal income tax on net income and capital gains that it distributes to the holders of its Common Stock and Preferred Stock, including the Series 1 Preferred Shares.

     A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute to stockholders at least 95% of its "REIT Taxable Income" (defined below). Notwithstanding qualification for taxation as a REIT, the Company may be subject to federal, state and/or local tax. See "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations".

                                  RISK FACTORS

     Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before purchasing Series 1 Preferred Shares in the Offering.

NO PRIOR OPERATING HISTORY

     The Company is a newly organized corporation with no operating history and no revenues to date.

DEPENDENCE UPON BANK AS ADVISOR AND SERVICER

     The Company will be dependent for the selection, structuring and monitoring of its Mortgage Assets on the diligence and skill of its officers (all of whom are also officers of the Bank or its affiliates) and the officers and employees of the Bank, as Advisor. See "Management". In addition, the Company will be dependent upon the expertise of the Bank, as Servicer, for the servicing of its Mortgage Loans. The Advisor may subcontract all or a portion of its obligations under the Advisory Agreement and the Servicer may subcontract all or a portion of its obligations under the Servicing Agreement to one or more affiliates, and under certain conditions to non-affiliates, involved in the business of managing or servicing, as the case may be, Mortgage Assets. In the event the Advisor or the Servicer subcontracts its obligations in such a manner, the Company will be dependent upon the subcontractor to provide any such services. See
"Management -- The Advisor" and "Business and Strategy -- Servicing".

RELATIONSHIP WITH BANK AND ITS AFFILIATES; CONFLICTS OF INTEREST

     The Bank and its affiliates are involved in virtually every aspect of the Company's existence. The Bank is the sole holder of the Common Stock of the Company and administers the day-to-day activities of the Company in its role as Advisor under the Advisory Agreement. The Bank also services the Company's Mortgage Loans in its role as Servicer under the Servicing Agreement. In addition, except for the Independent Directors, all of the officers and directors of the Company are also employees or officers of the Bank or its affiliates. The Company's officers and directors will not devote their exclusive efforts to the operations of the Company. As the holder of all of the outstanding voting stock of the Company, the Bank will have the right to elect all directors of the Company, including the Independent Directors, except in certain limited circumstances. See "Description of Series 1 Preferred
Shares -- Voting Rights".

     The Bank and its affiliates may have interests which are not identical to those of the Company. Consequently, conflicts of interest may arise with respect to transactions, including without limitation: the Company's acquisition of the Initial Portfolio; future acquisitions of Mortgage Loans from the Bank or its affiliates; servicing of Mortgage Loans; future dispositions of Mortgage Loans to BAC or any of its subsidiaries; and the renewal or modification of the Advisory Agreement or the Servicing Agreement.

     It is the intention of the Company, BAC and the Bank that any agreements and transactions between the Company, on the one hand, and BAC, the Bank or any of their affiliates, on the other hand, will be fair to all parties and consistent with market terms, including the prices paid and received for Mortgage Loans (including those in the Initial Portfolio) on their acquisition or disposition by the Company, or in connection with the servicing of such Mortgage Loans. The requirement in the Charter that certain actions of the Company be approved by a majority of the Independent Directors is also intended to ensure fair dealings between the Company and BAC, the Bank and their respective affiliates. However, there can be no assurance that such agreements or transactions will be on terms as favorable to the Company as those that could have been obtained from unaffiliated third parties. See "Business and Strategy -- Management Policies and Programs -- Conflict of Interest Policies".

BANK REGULATORY RESTRICTIONS ON OPERATIONS OF THE COMPANY

     Because the Company is a subsidiary of the Bank, federal banking authorities will have the right to examine the Company and its activities. Under certain circumstances, including any determination that the Bank's relationship to the Company results in an unsafe and unsound banking practice, such banking authorities will have the authority to issue orders which could restrict the ability of the Company to transfer assets, to make distributions to its stockholders (including dividends to the holders of Series 1

Preferred Shares) or to redeem shares of Preferred Stock. Such actions could result in the Company failing to qualify as a REIT. See "-- Tax Risks".

RISKS ASSOCIATED WITH NONCUMULATIVE DIVIDENDS

     Dividends on the Series 1 Preferred Shares are not cumulative. Consequently, if a dividend is not authorized and declared for any quarter, the holders of the Series 1 Preferred Shares would not be entitled to recover such omitted dividend, whether or not sufficient funds subsequently become available.

TAX RISKS

  ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

     The Company intends to operate so as to qualify as a REIT under the Code. Although the Company believes that it will be owned and organized and will operate in such a manner, and Orrick, Herrington & Sutcliffe LLP will render certain opinions, described under "Federal Income Tax Considerations" below, regarding the Company's qualification as a REIT, no assurance can be given that the Company will be able to operate in such a manner as to qualify as a REIT or to remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances, not entirely within the Company's control and not addressed by the opinion of Orrick, Herrington & Sutcliffe LLP, may affect the Company's ability to qualify as a REIT. Although the Company is not aware of any proposal in Congress to amend the tax laws in a manner that would materially and adversely affect the Company's ability to operate as a REIT, no assurance can be given that new legislation or new regulations, administrative interpretations or court decisions will not significantly change the tax laws in the future with respect to qualification as a REIT or the federal income tax consequences of such qualification.

     The Company is relying on the opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, regarding various issues affecting the Company's ability to qualify, and retain qualification, as a REIT. Such legal opinions are not binding on the Internal Revenue Service ("IRS").

     If in any taxable year the Company fails to qualify as a REIT, the Company would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. As a result, the amount available for distribution to the Company's stockholders would be reduced for the year or years involved. In addition, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. A failure of the Company to qualify as a REIT would not by itself give the Company the right to redeem the Series 1 Preferred Shares. See "Description of Series 1 Preferred
Shares -- Redemption".

     Notwithstanding that the Company currently intends to operate in a manner designed to qualify as a REIT, future economic, market, legal, tax or other considerations may cause the Company to determine that it is in the best interests of the Company and the holders of its Common Stock and Preferred Stock to revoke the REIT election. As long as any Series 1 Preferred Shares are outstanding, any such determination by the Company may not be made without the approval of a majority of the Independent Directors. The REIT Provisions prohibit the Company from electing treatment as a REIT for the four taxable years following the year of such revocation. See "Federal Income Tax Considerations".

  REIT REQUIREMENTS WITH RESPECT TO STOCKHOLDER DISTRIBUTIONS

     To obtain favorable tax treatment as a REIT qualifying under the Code, the Company generally will be required each year to distribute as dividends to its stockholders at least 95% of its REIT Taxable Income (excluding capital gains). Failure to comply with this requirement would result in the Company's income being subject to tax at regular corporate rates. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions considered as paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for the calendar year, 95% of its capital gain net income for the calendar year and any undistributed taxable income from prior periods.

  REDEMPTION UPON OCCURRENCE OF A TAX EVENT

     For a period of 120 days following the occurrence of a Tax Event, even if
such Tax Event occurs prior to           , 2001, the Company will have the right
to redeem the Series 1 Preferred Shares in whole but not in part. See "Description of Series 1 Preferred Shares -- Redemption". Upon the occurrence of a Tax Event, should the Company not redeem the Series 1 Preferred Shares, the Company's ability to pay dividends on the Series 1 Preferred Shares may be adversely affected.

NO FORMAL THIRD PARTY VALUATION OF THE MORTGAGE LOANS; NO ARM'S-LENGTH NEGOTIATIONS WITH AFFILIATES

     The Company and the Bank intend that the fair market value of the Initial Portfolio will approximately equal the amount (approximately $1 billion) that the Company will pay for the Initial Portfolio. However, no formal third party valuations of the Mortgage Loans constituting the Initial Portfolio were obtained for purposes of the Offering, and there can be no assurance that the fair market value of the Initial Portfolio does not differ from the purchase price payable by the Company. See "Business and Strategy -- Acquisition of Initial Portfolio".

     In addition, it is not anticipated that formal third party valuations will be obtained in connection with future acquisitions and dispositions of Mortgage Loans, even in circumstances where an affiliate of the Company is selling the Mortgage Loans to, or purchasing the Mortgage Loans from, the Company. Accordingly, although the Company, the Bank and BAC intend that future acquisitions or dispositions of Mortgage Loans will be on a fair market value basis, there can be no assurance that the consideration to be paid (or received) by the Company to (or from) the Bank, BAC or any of their respective affiliates in connection with future acquisitions or dispositions of Mortgage Loans will not differ from the fair market value of such Mortgage Loans.

RISK OF DECLINES IN NET INTEREST INCOME DUE TO INTEREST RATE FLUCTUATIONS; PREPAYMENT RISKS OF MORTGAGE LOANS

     The Company's income will consist primarily of interest payments on the Mortgage Loans held by it. All of the Mortgage Loans in the Initial Portfolio are ARMs which bear interest at fixed rates for the first three to ten years of their terms and thereafter at adjustable rates for the remainder of their terms. In addition, the Initial Portfolio contains certain Mortgage Loans which provide for the payment of interest only during the first 60 months of their terms, after which they amortize fully over their remaining terms. See "Business and Strategy -- Description of Initial Portfolio -- Mortgage Loans". The Company may also acquire Mortgage Loans that bear an adjustable rate of interest for their entire terms. If there is a decline in interest rates (as measured by the indices upon which the interest rates of the Mortgage Loans are based), the Company will experience a decrease in income available to be distributed to its stockholders, to the extent the Mortgage Loans at the time bear adjustable rates of interest. Also, in such an interest rate environment, the Company may experience an increase in prepayments on its Mortgage Loans and may find it more difficult to purchase additional Mortgage Loans bearing interest rates sufficient to support payment of dividends on the Series 1 Preferred Shares. In addition, Mortgage Loans which the Company may hold in the future could bear fixed rates of interest for their entire terms or allow borrowers to convert an ARM to a fixed rate mortgage, thus potentially "locking in" a low fixed interest rate. Because the rate at which dividends are required to be paid on the Series 1 Preferred Shares is fixed, there can be no assurance that an interest rate environment in which there is a significant decline in interest rates would not adversely affect the Company's ability to pay dividends on the Series 1 Preferred Shares.

RISKS ASSOCIATED WITH MORTGAGE LOANS GENERALLY

     An investment in the Series 1 Preferred Shares may be affected by, among other things, a decline in the values of the properties securing the Mortgage Loans, which could cause a substantial number of the Mortgage Loans to become nonperforming. In the event a substantial portion of the Mortgage Assets held by the Company becomes nonperforming, the Company may not have funds sufficient to pay dividends on the Series 1 Preferred Shares. Factors that could affect the values of the Mortgage Loans or the properties securing the Mortgage Loans include the following:

  GEOGRAPHICAL CONCENTRATIONS OF MORTGAGE LOANS

     Certain geographic regions of the United States from time to time will experience natural disasters or weaker regional economic conditions and housing markets than other regions, and, consequently, may experience higher rates of loss and delinquency on Mortgage Loans generally. Any concentration of the Mortgage Loans in such a region may present risks in addition to those present with respect to Mortgage Loans generally. Approximately 89% of the aggregate outstanding principal balance of the Mortgage Loans included in the Initial Portfolio is secured by properties located in California. These Mortgage Loans may be subject to a greater risk of default than other comparable Mortgage Loans in the event of adverse economic, political or business developments or natural hazards that may affect California and the ability of property owners in California to make payments of principal and interest on the underlying mortgages. The Company will not maintain any special hazard insurance policies which could mitigate any damages caused by natural disasters (such as earthquakes and floods) which may occur in California or elsewhere. In the event of any such natural disaster, the Company's ability to pay dividends on the Series 1 Preferred Shares could be adversely affected. See "Business and Strategy -- Description of Initial Portfolio -- Geographic Distribution" herein for further information regarding the geographic concentration of the Mortgage Loans in the Initial Portfolio.

  NO CREDIT ENHANCEMENTS OR SPECIAL HAZARD INSURANCE

     The Company generally does not intend to obtain credit enhancements such as mortgagor bankruptcy insurance or to obtain special hazard insurance for its Mortgage Loans, other than primary mortgage insurance on Mortgage Loans with Loan-to-Value Ratios (defined below) greater than 80% and standard hazard insurance for the properties securing all Mortgage Loans, which will in each case only relate to individual Mortgage Loans. Accordingly, during the time it holds Mortgage Loans for which third party insurance is not obtained, the Company will be subject to risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as those occurring from earthquakes or floods). In addition, in the event of a default on any Mortgage Loan held by the Company resulting from declining property values or worsening economic conditions, among other factors, the Company would bear the risk of loss of principal to the extent of any deficiency between (i) the value of the related mortgaged property, plus any payments from an insurer and (ii) the amount owing on the Mortgage Loan.

  REAL ESTATE MARKET CONDITIONS

     The results of the Company's operations will be affected by various factors, many of which are beyond the control of the Company, such as local and other economic conditions affecting real estate values, interest rate levels and the availability of credit to refinance its Mortgage Loans prior to maturity. The results of the Company's operations will depend on, among other things, the level of interest income generated by the Company's Mortgage Assets, the market value of such Mortgage Assets and the supply of and demand for such Mortgage Assets. Further, no assurance can be given that the values of the properties securing the Mortgage Loans included in the Company's Initial Portfolio have remained or will remain at the levels existing on the dates of origination of such Mortgage Loans.

  DELAYS IN LIQUIDATING DEFAULTED MORTGAGE LOANS

     Even assuming that the properties subject to the Mortgage Loans held by the Company provide adequate security for such Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Company. In California and certain other states, an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. A judicial proceeding to foreclose on a mortgaged property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In the event of a default by a mortgagor, these restrictions, among other things, may impede the ability of the Company to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received on all Mortgage Loans any unrecovered advances and all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on liquidated Mortgage Loans, including legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing amounts available to the Company.

  LEGAL CONSIDERATIONS

     Applicable federal and state laws generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, there are federal and state laws, public policies and general principles of equity relating to the protection of consumers and unfair and deceptive practices which may apply to the servicing, collection and foreclosure of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, these laws, policies and principles may limit the ability of the Company to collect all or part of the principal of or interest on the Mortgage Loans, may limit enforceability of certain provisions of the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid, may interfere with or affect the ability of the Company to realize upon its collateral or enforce a deficiency judgment and, in addition, could subject the Company to damages and administrative sanctions.

  ENVIRONMENTAL CONSIDERATIONS

     In the event that the Company is forced to foreclose on a defaulted Mortgage Loan to recover its investment in such Mortgage Loan, the Company may be subject to environmental liabilities in connection with the underlying property which could exceed the value of the property. Although the Company intends to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property through foreclosure, hazardous substances or wastes, contaminants, pollutants or sources thereof (as defined by state and federal laws and regulations) may be discovered on properties during the Company's ownership or after a sale thereof to a third party. If such hazardous substances are discovered on a property that the Company has acquired by foreclosure or similar proceedings, the Company may be required to remove those substances and clean up the property. There can be no assurances that the Company would not incur full recourse liability for the entire cost of any removal and clean-up, that the cost of such removal and clean-up would not exceed the value of the property or that the Company could recoup any of such costs from any third party. The Company may also be liable to users of neighboring properties and others for any personal injury or property damage suffered with respect to the property. In addition, the Company may find it difficult or impossible to sell the property prior to or following any such clean-up.

RISK OF FUTURE REVISIONS IN POLICIES AND STRATEGIES BY BOARD OF DIRECTORS

     The Board of Directors has established the investment policies and operating policies and strategies of the Company, certain of which are described in this Prospectus. These policies, which are discussed herein, may be changed from time to time at the discretion of the Board of Directors (in some instances subject to the approval of a majority of the Independent Directors) without a vote of the Company's stockholders, including holders of the Series 1 Preferred Shares. The ultimate effect of any change in the policies and strategies set forth in this Prospectus on a holder of Series 1 Preferred Shares may be positive or negative. See "Business and Strategy -- Management Policies and Programs".

RISKS ASSOCIATED WITH LEVERAGE

     Although the Company does not currently intend to incur any material amount of indebtedness in connection with the acquisition and holding of Mortgage Loans, the Company may do so at any time (although indebtedness in excess of 20% of the aggregate amount of net proceeds received in connection with the issuance of Preferred Stock and Common Stock may not be incurred without the approval of a majority of the Independent Directors of the Company). To the extent the Company changes its policy with respect to the incurrence of indebtedness, the Company would be subject to risks associated with leverage, including, without limitation, changes in interest rates, prepayment risk and risks of various hedging strategies.

NO PRIOR MARKET FOR SERIES 1 PREFERRED SHARES

     Prior to the Offering, there has been no public market for the Series 1 Preferred Shares and there can be no assurance that an active trading market will develop or be sustained or that the Series 1 Preferred Shares may be resold at or above the initial public offering price.

                                  THE COMPANY

     The Company is a newly-formed Maryland corporation created for the purpose of acquiring, holding and managing Mortgage Assets that will generate net income for distribution to stockholders. The Company anticipates that in general all of its portfolio of Mortgage Assets will be Mortgage Loans acquired as whole loans from the Bank or affiliates of the Bank. The Bank will administer the day-to-day operations of the Company in its role as Advisor under the Advisory Agreement. The Company will elect to be subject to tax as a REIT under the Code, and will generally not be subject to federal income tax to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT.

     The Company has been formed by the Bank to provide the Bank and BAC with an additional means of raising capital for regulatory purposes. The Bank has informed the Company that the Bank anticipates that the Series 1 Preferred Shares will be treated as capital for both the Bank and BAC for regulatory purposes. Issuance of the Series 1 Preferred Shares by the Company is a more cost-effective means of raising capital for the Bank and BAC than if either the Bank or BAC were to issue preferred stock itself, because of the Company's ability to deduct for federal income tax purposes the dividends payable on the Series 1 Preferred Shares as a result of its REIT status.

     All of the outstanding shares of Common Stock of the Company are owned by the Bank, and all of the outstanding shares of common stock of the Bank are owned by BAC. BAC is a bank holding company organized under the laws of Delaware in 1968 and registered under the Bank Holding Company Act of 1956, as amended. With more than $163 billion in assets as of December 31, 1995, the Bank is currently the third largest commercial bank in the United States and the largest in California, and is the primary subsidiary of BAC, which is the nation's third largest bank holding company. In California, the Bank operates more than 1,000 full-service branches as well as major consumer lending, residential lending, small business banking and commercial banking operations. It also maintains corporate banking offices in major U.S. cities, and branches and other facilities in more than 30 countries and territories around the world. Its residential lending and home loan servicing operation, combined with those of its affiliates, ranks among the top ten in the United States, according to Inside Mortgage Finance, with originations of more than $10 billion for 1995 and with a combined servicing portfolio of $63 billion as of December 31, 1995.

     The Bank has been approved as a mortgagee and seller/servicer by the Federal Housing Administration, the Veterans Administration, the Government National Mortgage Association, the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). The Bank has been originating and servicing residential mortgage loans since 1913. It originates both fixed and adjustable rate loans and purchases mortgage loans in negotiated transactions from other affiliated and unaffiliated sellers. See "Business and Strategy -- General Description of Mortgage Assets; Investment Policy" and "-- Delinquency, Foreclosure and Loss Experience of the Bank" for a description of the Bank's loan servicing operations and activities.

     BAC has indicated to the Company that, so long as any Series 1 Preferred Shares are outstanding, BAC intends to maintain direct or indirect ownership of at least 80% of the outstanding shares of Common Stock of the Company.

     A PURCHASE OF SERIES 1 PREFERRED SHARES IS A PURCHASE OF SECURITIES ISSUED BY THE COMPANY AND IS NOT A PURCHASE OF SECURITIES ISSUED BY, OR OTHERWISE AN INVESTMENT IN, THE BANK OR BAC. NO OBLIGATION OF THE COMPANY IS GUARANTEED BY THE BANK OR BAC.

     For a further description of the operations of the Company, see "Business and Strategy", "Management", "Risk Factors" and "Federal Income Tax Considerations".

                                USE OF PROCEEDS

     The proceeds to the Company from the sale of the Series 1 Preferred Shares offered hereby are expected to be $500,000,000. Simultaneously with the consummation of the Offering, the Bank will purchase shares of Common Stock for a price of $500,000,000. The Bank will also purchase additional shares of Common Stock for a price equal to the aggregate amount of underwriting discount and expenses incurred by the Company in connection with its formation and the Offering, to provide the Company with funds sufficient to pay such expenses. The Company will use the aggregate net proceeds of approximately $1 billion expected to be received in connection with both the Offering and the sale of shares of Common Stock to the Bank to purchase the Initial Portfolio from the Bank. See "Business and Strategy".

     The following table illustrates the use of proceeds by the Company from the sale of the Series 1 Preferred Shares offered hereby and the sale of shares of Common Stock to the Bank described above.

    Gross proceeds from the offering of Series 1 Preferred Shares.......  $  500,000,000
    Gross proceeds from the issuance of shares of Common Stock to the
      Bank..............................................................  $     ,000,000(1)
    Public Offering Expenses:
      Underwriting discount.............................................  $             (2)
      Other expenses of formation and the Offering......................  $             (1)
                                                                          --------------
                                                                          $     ,000,000
    Net proceeds to be applied to the purchase of Mortgage Loans from the Bank..........................................................  $1,000,000,000
                                                                          ==============

---------------
(1) Assumes that expenses incurred by the Company in connection with its formation and the Offering, other than underwriting discount, are
    $          . If such expenses are in excess of $          , the Bank will
    purchase additional shares of Common Stock for a purchase price equal to such excess.

(2) Assumes that      shares of Series 1 Preferred Shares are sold to
     institutions.

     Neither the Bank nor any of its affiliates will receive any transaction fees upon completion of the Offering, including any advance payment in respect of servicing or advisory fees.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of October 14, 1996 (the date of the most recent audited financial statement of the Company) and as adjusted to reflect (i) the consummation of the Offering and
(ii) the transactions described in "Business and Strategy -- Commencement of Operations" and the use of the net proceeds therefrom as described under "Use of Proceeds".

                                                                           OCTOBER 14, 1996
                                                                       -------------------------
                                                                       ACTUAL     AS ADJUSTED(1)
                                                                       ------     --------------
                                                                            (IN THOUSANDS)
DEBT
Total long-term debt.................................................   $ --        $       --
                                                                         ---        ----------
STOCKHOLDERS' EQUITY
Preferred Stock, par value $1.00 per share: none authorized, none issued and outstanding, actual; and 100,000,000 shares authorized,
  20,000,000 shares, liquidation preference $25.00 per share, issued
  and outstanding, as adjusted.......................................     --
Common Stock, par value $1.00 per share: 1,000 shares authorized,
  1,000 shares issued and outstanding, actual; and 5,000,000 shares
  authorized,      shares issued and outstanding, as adjusted........      1
Additional paid-in capital...........................................     --
                                                                         ---        ----------
          Total stockholders' equity.................................   $  1        $1,000,000
                                                                         ---        ----------
TOTAL CAPITALIZATION.................................................   $  1        $1,000,000
                                                                         ===        ==========

---------------
(1) The Company was formed with an initial capitalization of $1,000. Immediately prior to consummation of the Offering, the Charter of the Company will be amended to increase the authorized capital stock of the Company. The purchase price of the Series 1 Preferred Shares will be $25.00 per share, or $500 million in the aggregate, of which $20 million will represent Preferred Stock capital. The purchase price of the additional Common Stock to be purchased by the Bank will be $1,000 per share and the Bank will
     acquire      ,000 shares of Common Stock upon the consummation of the
     Offering, for an aggregate purchase price of $     million, including
     Common Stock to be acquired by the Bank in order to provide sufficient funds to pay aggregate Offering and organization expenses, currently
     estimated by the Company to be approximately $          million. As a
     result of these issuances of Common Stock, the Common Stock account, upon
     consummation of the Offering, will equal $     million. The additional
     paid-in capital of $     million represents the excess of the purchase
     price for the Series 1 Preferred Shares and the Common Stock over the par value of such shares after deducting the aggregate amount of Offering and organization expenses.

                             BUSINESS AND STRATEGY

GENERAL

     The Company's principal business objective is to acquire, hold and manage Mortgage Assets that will generate net income for distribution to stockholders. The Company will acquire the Initial Portfolio of Mortgage Loans from the Bank for an aggregate purchase price of approximately $1 billion. See
"-- Commencement of Operations".

     In order to preserve its status as a REIT under the Code, substantially all of the assets of the Company will consist of Mortgage Loans and other qualified REIT real estate assets of the type set forth in the REIT Provisions of the Code. See "Federal Income Tax Considerations".

COMMENCEMENT OF OPERATIONS

     Prior to or simultaneously with the consummation of the Offering, the Company, BAC, the Bank and its affiliates will engage in the transactions described below which are designed (i) to facilitate the Offering, (ii) to transfer the ownership of the Initial Portfolio to the Company and (iii) to enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1996.

     The transactions constituting the formation of the Company will include the following:

     - The Charter will be amended to provide for 5,000,000 authorized shares of Common Stock and 100,000,000 authorized shares of Preferred Stock, and to establish the terms of the Series 1 Preferred Shares.

     - The Company will sell to the public 20,000,000 Series 1 Preferred Shares in the Offering.

     - The Bank will acquire 500,000 shares of Common Stock for an aggregate purchase price of $500,000,000. In addition, the Bank will acquire additional shares of Common Stock for a purchase price equal to the aggregate amount of underwriting discount and expenses of the Offering and the formation of the Company.

     - The Bank will sell the Initial Portfolio to the Company for an aggregate purchase price equal to approximately $1 billion, pursuant to the Mortgage Purchase Agreement.

     - The Company will enter into the Advisory Agreement with the Bank pursuant to which the Bank, as Advisor, will manage the Mortgage Assets held by the Company and administer the day-to-day operations of the Company.

     - The Company will enter into the Servicing Agreement with the Bank pursuant to which the Bank, as Servicer, will service the Mortgage Loans in the Initial Portfolio.

DIVIDEND POLICY

     The Company currently expects to pay an aggregate amount of dividends with respect to its outstanding shares of capital stock equal to approximately 100% of the Company's REIT Taxable Income (excluding capital gains). In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its REIT Taxable Income (excluding capital gains) to stockholders. The Company anticipates that none of the dividends on the Series 1 Preferred Shares will constitute non-taxable returns of capital.

     Dividends will be authorized and declared at the discretion of the Board of Directors after considering the Company's distributable funds, financial requirements, tax considerations and other factors. Because (i) the Mortgage Assets are interest-bearing, (ii) the Series 1 Preferred Shares represent only approximately 50% of the Company's capitalization and (iii) the Company does not anticipate incurring any material amount of indebtedness, the Company currently expects that both its cash available for distribution and its REIT Taxable Income will be significantly in excess of amounts needed to pay accrued dividends on the Series 1 Preferred Shares, even in the event of a significant drop in interest rate levels. Accordingly, the Company expects that it will, after paying all accrued and unpaid dividends on the Series 1 Preferred Shares, pay dividends on an annual basis to holders of its Common Stock. Assuming (i) the Mortgage Loans included in the Initial Portfolio are held for a 12-month period following completion of the Offering, (ii) principal repayments are reinvested in additional Mortgage Loans with characteristics similar to those of the Mortgage Loans included in the Initial Portfolio and (iii) mortgage interest rates remain constant during such 12-month period, the Company anticipates that the Initial Portfolio will generate REIT Taxable Income (excluding capital gains) of approximately $
million, after payment of servicing and advisory fees and other operating expenses during such 12-month period. Since the aggregate annual dividend
payment on the Series 1 Preferred Shares is $     million, based on the
foregoing, the Company anticipates that $     million would be available for
payment of dividends on the Common Stock held by the Bank.

     There are several limitations on the Company's ability to pay dividends on the Common Stock (none of which should adversely affect either the ability of the Company to pay dividends in respect of the Series 1 Preferred Shares or the ability of the Company to maintain its status as a REIT). First, under the Company's current dividend policy, the Company may not make any distribution in respect of the Common Stock for any year to the extent that, after taking into account such proposed distribution, total cash or property distributions on the Company's outstanding shares of Preferred Stock and Common Stock with respect to that year would exceed an amount equal to the sum of 105% of the Company's REIT Taxable Income (excluding capital gains) for that year plus net capital gains of the Company for that year. This policy regarding the limitations on payment of dividends in respect of Common Stock may not be modified without the approval of a majority of the Independent Directors. Second, no full dividend shall be authorized and declared or paid or set apart for payment on any series of capital stock of the Company ranking, as to dividends, on a parity with the Series 1 Preferred Shares for any period unless full dividends for the then-current dividend period on the Series 1 Preferred Shares have been or contemporaneously are authorized and declared and paid, or authorized and declared and a sum sufficient for the payment thereof is set apart for such payments on the Series 1 Preferred Shares. Unless full dividends on the Series 1 Preferred Shares have been or contemporaneously are authorized and declared and paid, or are authorized and declared and a sum sufficient for the payment thereof set apart for payment, for the then-current quarterly dividend period,
(i) no dividends (other than dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock of the Company or any other stock of the Company ranking junior to the Series 1 Preferred Shares as to the payment of dividends and upon liquidation) shall be authorized and declared or paid or set aside for payment and no other distribution shall be authorized and declared or made upon the Common Stock or any other capital stock of the Company ranking junior to the Series 1 Preferred Shares as to dividends or amounts upon liquidation, and (ii) no Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Series 1 Preferred Shares as to dividends or amounts upon liquidation may be redeemed, purchased or acquired for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series 1 Preferred Shares as to dividends and amounts upon liquidation). Third, the Maryland General Corporation Law, as amended (the "MGCL") provides two tests for the payment of dividends and other distributions with respect to stock: First, after the distribution is paid, the corporation must be able to pay its debts in the usual course of business. Second, after the distribution is paid, the corporation's assets must at least equal the sum of its liabilities plus, unless its charter provides otherwise (and the Company's Charter does not), the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

     Under certain circumstances, including a determination that the Bank's relationship to the Company results in an unsafe and unsound banking practice, federal banking authorities will have the authority to issue an order which restricts the ability of the Company to make dividend payments to its stockholders, which might in turn jeopardize its ability to maintain REIT qualification.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal liquidity need will be to fund the acquisition of additional Mortgage Loans as Mortgage Loans held by the Company are repaid. The acquisition of such additional Mortgage Loans will be funded with the proceeds of principal repayments on its portfolio of Mortgage Loans. The Company does not anticipate that it will have any other material capital expenditures. The Company believes that cash generated from the payment of interest and principal on its Mortgage Loan portfolio will provide sufficient funds to meet both operating requirements and payment of dividends by the Company in accordance with the REIT Provisions for the foreseeable future.

GENERAL DESCRIPTION OF MORTGAGE ASSETS; INVESTMENT POLICY

  MORTGAGE LOANS

     The Company may from time to time acquire both conforming and nonconforming Mortgage Loans; however, the Company expects that substantially all of the Mortgage Loans it acquires (including 100% of the Initial Portfolio) will be nonconforming. Conforming Mortgage Loans comply with the requirements for purchase by either FHLMC or FNMA. Currently, the maximum principal balance allowed on conforming Mortgage Loans ranges from $207,000 for one-unit residential loans ($315,000 in either Alaska or Hawaii) to $397,800 for four-unit residential loans ($596,700 in either Alaska or Hawaii). Nonconforming Mortgage Loans are Mortgage Loans that do not qualify in one or more respects for purchase by FNMA or FHLMC under their standard programs. The Company expects that a majority of the nonconforming Mortgage Loans it purchases will be nonconforming because they have original principal balances which exceed the requirements for FHLMC or FNMA programs, or generally because they vary in certain other respects from the requirements of such programs other than the requirements relating to creditworthiness of the mortgagors. It is expected that a substantial portion of the Company's nonconforming Mortgage Loans will meet the requirements for sale to national private mortgage conduit programs or other investors in the secondary mortgage market.

     Each Mortgage Loan will be evidenced by a promissory note secured by a mortgage or deed of trust or other similar security instrument creating a first lien on single-family (one- to four-unit) residential properties. Properties underlying Mortgage Loans consist of individual dwelling units, individual condominium units, two- to four-family dwelling units, planned unit developments and townhouses. The Company currently expects that most of the Mortgage Loans to be acquired by it will be ARMs with fixed interest rates for an initial period after origination; however, the Company may also purchase Mortgage Loans that bear a fixed or adjustable rate for their entire terms or that are initially adjustable and subsequently convert to a fixed rate.

     A substantial portion of the Initial Portfolio consists of Mortgage Loans secured by properties in California, and the Company expects that a preponderance of subsequently-acquired Mortgage Loans will also be secured by California properties. Substantially all Mortgage Loans originated by the Bank in California are secured by deeds of trust, the most commonly used real property security device in California. Although a deed of trust is similar to a mortgage with power of sale, the deed of trust formally has three parties -- a debtor-trustor (similar to a mortgagor), the third party grantee called the trustee and the lender-creditor (similar to a mortgagee) called the beneficiary. The trustor grants the property, irrevocably until the debt is paid, "in trust, with power of sale" to the trustee to secure payment of the obligation. The trustee's authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary.

  MORTGAGE-BACKED SECURITIES

     The Company may from time to time acquire securities representing interests in or obligations backed by pools of Mortgage Loans ("Mortgage-Backed Securities") in connection with the temporary investment of funds or for interest rate risk management purposes. It is not currently anticipated that the Company will hold a significant amount of Mortgage-Backed Securities. The Mortgage Loans underlying any Mortgage-Backed Securities will be secured only by single-family residential properties. The

Company intends to acquire Mortgage-Backed Securities only if they are investment grade and qualify as real estate assets under the REIT Provisions. The Company will not be precluded from investing in Mortgage-Backed Securities where the Bank or one of its affiliates is the sponsor or issuer.

  FORECLOSURE

     In California, foreclosure of a deed of trust is accomplished in most cases by a non-judicial trustee's sale under the power-of-sale provision in the deed of trust. Prior to such sale, the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale, to any successor in interest to the trustor, to the beneficiary of any junior deed of trust and to certain other persons. The trustor or any person having a junior lien or encumbrance of record may, during a three-month reinstatement period, cure the default by paying the entire amount of the debt then due, exclusive of principal due only because of acceleration upon default, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited attorney's and trustee's fees. Thereafter, and at least 20 days before the trustee's sale, notice of sale must be posted in a public place and published once a week over such period. A copy of the notice of sale must be posted on the property and sent to the trustor, to each person who has requested a copy, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust, at least 20 days before the sale, and must be recorded in the county in which the property is located at least 14 days before the sale. Following the sale, neither the trustor nor a junior lienor has any right of redemption, and the beneficiary may not obtain a deficiency judgment against the trustor.

     A judicial foreclosure (in which the beneficiary's purpose is usually to obtain a deficiency judgment where otherwise available) is subject to most of the delays and typical expenses of other lawsuits, sometimes requiring up to several years to complete. Following a judicial foreclosure sale, provided a deficiency judgment is not waived or prohibited, the trustor or his successors in interest may redeem the foreclosed property for a period of one year (or a period of only three months if the entire amount of the debt is bid at the foreclosure sale).

  ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     California has four principal statutory prohibitions which limit the remedies of a beneficiary under a deed of trust. Two statutes limit the beneficiary's right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust, one based on the method of foreclosure and the other on the type of debt secured. Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a non-judicial trustee's sale. Under the other statute, a deficiency judgment is barred where the foreclosed deed of trust secured a "purchase money" obligation of either of two types: (i) a promissory note in favor of the seller of the property evidencing the balance of the purchase price; or (ii) a promissory note in favor of a third party lender to secure repayment of a loan used to pay all or part of the purchase price of a one-to-four family dwelling occupied, at least in part, by the purchaser. Another statute, commonly known as the "one-form-of-action" rule, requires the beneficiary to exhaust the security under the deed of trust by foreclosure before bringing a personal action against the trustor on the promissory note. The fourth statutory provision limits any deficiency judgment obtained by the beneficiary following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of sale, thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial sale. Since a significant percentage of the Mortgage Loans in the Initial Portfolio are "purchase money" deeds of trust, it is anticipated that in most instances the Bank as Servicer of any defaulted Mortgage Loans will utilize the nonjudicial foreclosure remedy and not seek deficiency judgments against defaulting mortgagors.

     Other statutory provisions, such as the federal bankruptcy laws and laws giving certain priorities to federal tax liens, may have the effect of delaying enforcement of the lien of a defaulted Mortgage Loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

ACQUISITION OF INITIAL PORTFOLIO

     Simultaneously with the consummation of the Offering, the Company will acquire the Initial Portfolio from the Bank pursuant to the terms of a Mortgage Loan Purchase and Warranties Agreement (the "Mortgage Purchase Agreement") dated
as of           , 1996. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Mortgage Purchase Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage Loan: the interest rate or interest rate formula applicable to each Mortgage Loan, the current interest rate, the original principal amount and the unpaid principal balance as of the purchase date, the monthly payment, maturity date, the mortgagor, the type of mortgaged property and the location of the mortgaged property.

     In addition, the Bank will deliver or cause to be delivered to the Company the mortgage note with respect to each Mortgage Loan (together with all amendments and modifications thereto) endorsed in blank, the original or certified copy of the mortgage (together with all amendments and modifications thereto) with evidence of recording indicated thereon, if available, and an agreement to prepare, execute and record an assignment of the mortgage upon request by the Company, together with a power of attorney authorizing the officers of the Company to prepare, execute and record such assignment if the Bank fails to do so. Such documents will initially be held by the Bank, as Advisor, acting as custodian for the Company. See "-- Servicing" and "-- Description of Initial Portfolio -- General".

     The Bank will make certain representations and warranties with respect to the Mortgage Loans in the Initial Portfolio for the benefit of the Company and will be obligated to repurchase any Mortgage Loan sold by it to the Company as to which there is a material breach of any such representation or warranty, unless the Bank elects to substitute a qualified Mortgage Loan for such Mortgage Loan. The Bank will also indemnify the Company for damages or costs resulting from any such breach. The repurchase price for any such Mortgage Loan will be its outstanding principal amount plus accrued and unpaid interest on the date of repurchase. Such repurchase will constitute the sole remedy available to the Company for a breach of such representations or warranties. Further, under the terms of the Mortgage Purchase Agreement, the Company will acquire, in addition to the Mortgage Loans included in the Initial Portfolio, (i) all amounts, including payments of principal and interest (other than payments of principal and interest due on or before October 1, 1996) held in one or more accounts maintained for the benefit of or in the name of the Company pursuant to the Servicing Agreement and (ii) all insurance policies relating to the mortgaged properties and the proceeds thereof.

     The Company and the Bank believe that the fair market value of the Initial Portfolio will approximately equal the amount (approximately $1 billion) which the Company will pay the Bank for the Initial Portfolio. Although no formal third party valuations of the Initial Portfolio have been obtained for purposes of the Offering, the Bank and the Company solicited estimates of the fair market value of the Initial Portfolio from three securities broker-dealers who regularly participate in the residential secondary mortgage market, and took such estimates into account in determining the purchase price of the Initial Portfolio.

MANAGEMENT POLICIES AND PROGRAMS

     In administering the Company's Mortgage Assets, the Advisor has a high degree of autonomy. The Board of Directors, however, has adopted certain policies to guide administration of the Company and the Advisor with respect to the acquisition and disposition of assets, use of capital and leverage, credit risk management, conflicts of interest and certain other activities. These policies, which are discussed below, may be changed from time to time at the discretion of the Board of Directors (in some instances subject to the approval of a majority of the Independent Directors) without a vote of the Company's stockholders, including holders of the Series 1 Preferred Shares. See also
"-- Dividend Policy".

  ASSET ACQUISITION AND DISPOSITION POLICIES

     Subsequent to the acquisition of the Initial Portfolio, the Company anticipates that it will from time to time purchase additional Mortgage Loans from the Bank or its affiliates, although Mortgage Loans may be acquired from unaffiliated third parties, out of proceeds received in connection with the repayment or disposition of Mortgage Loans or the issuance of additional shares of Common Stock and Preferred Stock. The Company anticipates that additional Mortgage Loans purchased from the Bank or its affiliates will be purchased at prices that are substantially identical to those that could be obtained by the Company if such additional Mortgage Loans were purchased from third parties unaffiliated with the Company. In addition, the Company expects to obtain an estimate of the fair market values of any additional Mortgage Loans to be purchased from the Bank from one or more securities broker-dealers active in the residential secondary mortgage market, and to consider such estimates in establishing the purchase price of such Mortgage Loans. No arrangements or procedures are currently in place regarding the purchase of additional Mortgage Loans from unaffiliated third parties. The Company currently anticipates that additional Mortgage Loans acquired by the Company will be of the types described in "-- Description of Initial Portfolio", although if the Bank or its affiliates develop additional Mortgage Loan products, the Company may purchase such additional types of Mortgage Loans. In addition, the Company may purchase Mortgage-Backed Securities from the Bank or its affiliates, or in the secondary market. The Company currently anticipates that it will not acquire the right to service any Mortgage Loan it acquires in the future. The Company anticipates that any servicing arrangement that it enters into in the future with the Bank will contain fees and other terms comparable to those that would be contained in servicing arrangements entered into with third parties unaffiliated with the Company.

     The Company's current policy prohibits the acquisition of any Mortgage Loan or any interest in a Mortgage Loan (other than an interest resulting from the acquisition of Mortgage-Backed Securities), which Mortgage Loan (i) is delinquent in the payment of principal or interest at the time of the proposed acquisition, (ii) was at any time during the preceding 12 months renegotiated due to financial deterioration of the borrower or (iii) has been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest.

     The Company may choose, at any time subsequent to its acquisition of any Mortgage Loan, to require the Servicer of the Mortgage Loan to dispose of such Mortgage Loan for any reason. The Bank has indicated that it will not purchase any Mortgage Loan of the Company that (i) is delinquent in the payment of principal or interest at the time of the proposed purchase or (ii) has been, more than once during the then preceding 12 months, more than 30 days past due in the payment of principal or interest (except in either case for any such Mortgage Loan as to which there was a breach of any representation by the Bank at the time of the Company's acquisition of the loan). Accordingly, the Company currently anticipates that any such Mortgage Loan that the Company chooses to dispose of would be sold at its then current fair market value by the Company only to BAC, a non-bank subsidiary of BAC or an unrelated third party.

  CAPITAL AND LEVERAGE POLICIES

     To the extent that the Board of Directors determines that additional funding is required, the Company may raise such funds through additional equity offerings, debt financing or retention of cash flow (after consideration of provisions of the Code requiring the distribution by a REIT of at least 95% of its REIT Taxable Income and taking into account taxes that would be imposed on undistributed taxable income), or a combination of these methods.

     The Company will have no debt outstanding following consummation of the Offering, and the Company does not currently intend to incur any material amount of indebtedness. Pursuant to the Charter, the Company may not, without the approval of a majority of the Independent Directors, incur debt for borrowed money other than debt not in excess of 20% of the aggregate amount of net proceeds received in connection with the issuance of all outstanding Preferred Stock and Common Stock of the Company. The Charter does not contain any other limitation on the amount or percentage of debt, funded or otherwise, which the Company may incur. Any such debt incurred may include intercompany advances made by the Bank to the Company.

     The Company may also issue additional series of Preferred Stock. However, the Company may not issue additional shares of Preferred Stock senior to or on a parity with the Series 1 Preferred Shares without the approval of a majority of the Company's Independent Directors. The Company does not currently intend to issue any additional series of Preferred Stock unless it simultaneously issues additional Common Stock to the Bank for an amount approximately equal to the aggregate offering price of such additional Preferred Stock plus the Company's expenses (including underwriting discount or placement fees) in connection with the issuance of such additional shares of Preferred Stock. It is currently anticipated that any determination by the Company to issue additional shares of Preferred Stock will take into account the Bank's and BAC's regulatory capital requirements and the cost of raising and maintaining such capital at the time. See "Benefits of the Offering to the Bank and Its Affiliates".

  CREDIT RISK MANAGEMENT POLICIES

     The Company expects that each Mortgage Loan acquired from the Bank or one of its affiliates in the future will be a whole loan, will represent a first lien position and have been originated by the Bank or such affiliate in the ordinary course of its real estate lending activities based on the underwriting standards generally applied (at the time of origination) for its own account by the Bank or the affiliate of the Bank which originated the Mortgage Loan. See "-- Description of Initial Portfolio -- Underwriting Standards". The Company also expects that all Mortgage Loans held by the Company will be serviced pursuant to the Servicing Agreement, which requires servicing in conformity with the Bank's procedures and policies for servicing loans held by the Bank for its own account, with any servicing guidelines promulgated by the Company and with FNMA or FHLMC guidelines and procedures. The Company may choose, at any time subsequent to its acquisition of any Mortgage Loan, to require the Servicer to sell such Mortgage Loan for any reason.

  CONFLICT OF INTEREST POLICIES

     Because of the nature of the Company's relationship with the Bank and its affiliates, it is likely that conflicts of interest will arise with respect to certain transactions, including, without limitation, the Company's acquisition of Mortgage Loans from, or disposition of Mortgage Loans to, the Bank, BAC or their respective affiliates and the renewal or modification of the Advisory Agreement or the Servicing Agreement. It is the Company's policy that the terms of any financial dealings with the Bank, BAC and their respective affiliates will be consistent with those available from third parties in the mortgage lending industry. In addition, neither the Advisory Agreement nor the Servicing Agreement may be modified or terminated by the Company, nor may the Advisory Agreement be renewed, without the approval of a majority of the Independent Directors.

     Conflicts of interest between the Company and the Bank and its affiliates may also arise in connection with making decisions that bear upon the credit arrangements which the Bank or one of its affiliates may have with the borrower under a Mortgage Loan. Conflicts could also arise in connection with actions taken by the Bank as a controlling person in the Company. It is the intention of the Company, the Bank and BAC that any agreements and transactions between the Company, on the one hand, and BAC, the Bank or any of their affiliates, on the other hand (including, without limitation the Mortgage Purchase Agreement and the Servicing Agreement), will be fair to all parties and consistent with market terms for such types of transactions. The Servicing Agreement provides that foreclosures and dispositions of the Mortgage Loans are to be performed with a view to maximizing the recovery by the Company as owner of the Mortgage Loans. The requirement in the Charter that certain actions of the Company be approved by a majority of the Independent Directors is also intended to ensure fair dealings between the Company and BAC, the Bank and their respective affiliates. However, there can be no assurance that any such agreement or transaction will be on terms as favorable to the Company as could have been obtained from unaffiliated third parties.

     There are no provisions in the Charter limiting any officer, director, security holder or affiliate of the Company from having any direct or indirect pecuniary interest in any Mortgage Asset to be acquired or disposed of by the Company or in any transaction in which the Company has an interest, nor limiting any such person or entity from engaging in acquiring, holding and managing Mortgage Assets. As described herein, it is expected that the Bank and its affiliates will have direct interests in transactions with the Company (including without limitation the sale of Mortgage Assets to the Company); however, it is not currently anticipated that any of the officers or directors of the Company will have any interests in such Mortgage Assets.

  OTHER POLICIES

     The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. The Company does not intend to (i) invest in the securities of other issuers for the purpose of exercising control over such issuers, (ii) underwrite securities of other issuers, (iii) actively trade in loans or other investments, (iv) offer securities in exchange for property or (v) make loans to third parties, including, without limitation, officers, directors or other affiliates of the Company. The Company may, under certain circumstances, purchase the Series 1 Preferred Shares and other shares of its capital stock in the open market or otherwise; provided, however, that the Company will not redeem or repurchase any shares of its Common Stock for so long as any Series 1 Preferred Shares are outstanding without the approval of a majority of the Independent Directors. The Company has no present intention of repurchasing any shares of its capital stock, and any such action would be taken only in conformity with applicable federal and state laws and regulations and the REIT Provisions.

     The Company intends to publish and distribute to stockholders, in accordance with New York Stock Exchange rules, annual reports containing financial statements prepared in accordance with generally accepted accounting principles and certified by the Company's independent auditors. The Charter provides that the Company shall maintain its status as a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for so long as any of the Series 1 Preferred Shares are outstanding.

     The Company currently intends to make investments and operate its business at all times in such a manner as to be consistent with the REIT Provisions of the Code. However, future economic, market, legal, tax or other considerations may cause the Board of Directors, subject to approval by a majority of Independent Directors, to determine that it is in the best interests of the Company and its stockholders to revoke its REIT status.

DESCRIPTION OF INITIAL PORTFOLIO

     Information with respect to the Initial Portfolio is presented as of October 1, 1996. The composition of the Initial Portfolio to be actually purchased by the Company contemporaneously with the consummation of the Offering will differ from the Initial Portfolio, as described in this Prospectus, only to the extent it is discovered prior to the consummation of the Offering that a Mortgage Loan included in the Initial Portfolio described herein (i) is delinquent in the payment of principal or interest, (ii) was at any time during the 12 months preceding acquisition renegotiated due to financial deterioration of the borrower or (iii) has been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest. In such event a Mortgage Loan similar in aggregate outstanding principal balance and product type will be substituted for such non-purchased Mortgage Loan.

     References herein to percentages of Mortgage Loans included in the Initial Portfolio refer in each case to the percentage of the aggregate outstanding principal balance of the Mortgage Loans in the Initial Portfolio as of October 1, 1996, based on the outstanding principal balances of such Mortgage Loans as of such date, after giving effect to scheduled monthly payments due on or prior to such date, whether or not received.

     The detailed information set forth in this Prospectus with respect to the Mortgage Loans applies only to the Initial Portfolio. The Company's portfolio of Mortgage Assets in the future may or may not have the characteristics described below.

  GENERAL

     The Initial Portfolio contains 2,512 Mortgage Loans. On October 1, 1996, the Mortgage Loans included in the Initial Portfolio had an aggregate outstanding principal balance of approximately $1.158 billion.

     All of the Mortgage Loans included in the Initial Portfolio were originated by the Bank or its affiliates in the ordinary course of their real estate lending activities. All of the Mortgage Loans included in the Initial Portfolio were originated generally in accordance with the underwriting standards customarily employed by the Bank and its affiliates during the period in which such Mortgage Loans were originated.

     All of the Mortgage Loans included in the Initial Portfolio were originated between December 1993 and June 1996, and have original terms to stated maturity between 15 and 30 years. All of the Mortgage Loans in the Initial Portfolio have original principal balances in excess of $207,000. The average principal balance of a Mortgage Loan is approximately $461,000. The weighted average number of months since origination of the Mortgage Loans included in the Initial Portfolio (calculated as of October 1996) was approximately nine months. The average Loan-to-Value Ratio (defined below) of the Mortgage Loans included in the Initial Portfolio is 74.87%; however, 17.18% of the Mortgage Loans have Loan-to-Value Ratios of greater than 80%.

     Upon any proposed transfer of the property subject to a Mortgage Loan included in the Initial Portfolio, the mortgage note generally will not preclude assumption of the related Mortgage Loan by the proposed transferee if the proposed transferee satisfies certain criteria with respect to ability to repay the Mortgage Loan. However, certain Mortgage Loans included in the Initial Portfolio contain "due-on-sale" provisions, which prevent the assumption of the Mortgage Loan by a proposed transferee and accelerate the maturity of the Mortgage Loan in the event of such a transfer. "Due-on-sale" provisions in ARMs may be applicable in the period prior to the first Rate Adjustment Date (as defined herein).

     As of October 1, 1996, none of the Mortgage Loans included in the Initial Portfolio (i) is currently delinquent in the payment of principal or interest,
(ii) was at any time during the preceding 12 months renegotiated due to financial deterioration of the borrower or (iii) was, more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest. If, prior to the acquisition of the Initial Portfolio, any Mortgage Loan included in the description of the Initial Portfolio herein falls within any of the foregoing categories, the Company will not purchase such Mortgage Loan.

  MORTGAGE LOANS

     The following different types of Mortgage Loan products, each of which is more fully described below, are included in the Initial Portfolio: 3 year FIRM, 5 year FIRM, 7 year FIRM, 10 year FIRM and Net 5 ARM.

     The following table sets forth certain information with respect to each type of Mortgage Loan included in the Initial Portfolio:

                                                        PERCENTAGE
                                                        OF INITIAL                             WEIGHTED
                                      AGGREGATE        PORTFOLIO BY         WEIGHTED           AVERAGE
                                      PRINCIPAL          AGGREGATE       AVERAGE INITIAL        MONTHS
                                       BALANCE           PRINCIPAL           LOAN TO         REMAINING TO
               TYPE                 (IN THOUSANDS)        BALANCE          VALUE RATIO         MATURITY
----------------------------------  --------------     -------------     ---------------     ------------
3 year FIRM.......................    $   79,302             6.85%            74.05%              352
5 year FIRM.......................    $  370,185            31.97%            73.61%              353
7 year FIRM.......................    $  117,938            10.19%            74.02%              353
10 year FIRM......................    $   79,474             6.86%            74.59%              355
Net 5 ARM.........................    $  510,924            44.13%            76.15%              348
                                      ----------           ------             -----               ---
          Total...................    $1,157,823           100.00%            74.87%              351
                                      ==========           ======             =====               ===

     All of the Mortgage Loans included in the Initial Portfolio are ARMs (although they bear interest at a fixed rate during an initial period). The interest rate on an ARM is typically tied to an index (such as the interest rate on United States Treasury Bills), and is adjustable periodically. ARMs are typically subject to lifetime interest rate caps and periodic interest rate and/or payment caps. The current interest rates of the Mortgage Loans included in the Initial Portfolio ranged from 6.0% per annum to 9.0% per annum as of October 1, 1996. The weighted average current interest rate of the Mortgage Loans included in the Initial Portfolio as of October 1, 1996 was approximately 7.23% per annum. The following table contains certain additional data with respect to the interest rates of the Mortgage Loans included in the Initial Portfolio as of October 1, 1996:

            CURRENT INTEREST RATES OF ADJUSTABLE RATE MORTGAGE LOANS

                                                                                   PERCENTAGE OF
                                                                                 INITIAL PORTFOLIO
                                                              AGGREGATE                 BY
                                         NUMBER OF        PRINCIPAL BALANCE     AGGREGATE PRINCIPAL
              INTEREST RATE            MORTGAGE LOANS      (IN THOUSANDS)             BALANCE
    ---------------------------------  --------------     -----------------     -------------------
    6.000% to 6.49%..................          37            $    16,748                 1.45%
    6.500% to 6.99%..................         678            $   328,882                28.40%
    7.000% to 7.49%..................         969            $   457,714                39.53%
    7.500% to 7.99%..................         665            $   286,445                24.74%
    8.000% to 8.49%..................         145            $    60,755                 5.25%
    8.500% to 8.99%..................          17            $     6,951                 0.60%
    9.000%...........................           1            $       328                 0.03%
                                            -----             ----------               ------
              Total..................       2,512            $ 1,157,823               100.00%
                                            =====             ==========               ======

     "Gross Margin", with respect to an ARM, means the applicable percentage which, when added to the applicable index, totals the current interest rate payable by the borrower under such ARM (without taking into account any interest rate caps or minimum interest rates). As of October 1, 1996, the weighted average Gross Margin of the Mortgage Loans included in the Initial Portfolio was approximately 2.76%.

     The following table sets forth certain additional data as of October 1, 1996 with respect to the Gross Margins of the Mortgage Loans included in the Initial Portfolio:

                                 GROSS MARGINS

                                                                                   PERCENTAGE OF
                                                                                 INITIAL PORTFOLIO
                                                              AGGREGATE                 BY
                                         NUMBER OF        PRINCIPAL BALANCE     AGGREGATE PRINCIPAL
              GROSS MARGIN             MORTGAGE LOANS      (IN THOUSANDS)             BALANCE
    ---------------------------------  --------------     -----------------     -------------------
    2.250% to 2.49%..................           1            $       210                 0.02%
    2.500% to 2.74%..................          32            $    14,454                 1.25%
    2.750% to 2.875%.................       2,479            $ 1,143,159                98.73%
                                                                       -
                                            -----                                      ------
              Total..................       2,512            $ 1,157,823               100.00%
                                            =====                      =               ======

     The interest rate of each type of ARM product included in the Initial Portfolio adjusts at the times (each, a "Rate Adjustment Date") and in the manner described below, subject to lifetime interest rate caps, to minimum interest rates and, in the case of most Mortgage Loans in the Initial Portfolio, to maximum annual or semi-annual interest rate increases or decreases, each as specified in the mortgage note relating to the ARM. Information set forth below regarding lifetime interest rate caps, minimum interest rates and maximum annual or semi-annual interest rate increases or decreases applies to the Initial Portfolio only. Mortgage Loans purchased by the Company after consummation of the Offering may be subject to different interest rate caps, minimum interest rates and maximum annual or semi-annual interest rate increases or decreases.

     Each ARM bears interest at its initial interest rate until its first Rate Adjustment Date. Effective with each adjustment in interest rate on a Rate Adjustment Date, the monthly principal and interest payment on the Mortgage Loans included in the Initial Portfolio will be adjusted to an amount that will fully amortize the then-outstanding principal balance of such Mortgage Loan over its remaining term to stated maturity and that will be sufficient to pay interest at the adjusted interest rate.

     The Bank and its affiliates currently offer various types of ARMs, five of which types are included in the Initial Portfolio and are described below. Four of the five loan types which are included in the Initial Portfolio provide for fixed interest rates for a prescribed initial period and then adjust annually as if each loan were a One-Year ARM (defined below). The fifth loan type provides for a fixed interest rate for five years and then adjusts semi-annually as described below. There are no One-year ARMs in the Initial Portfolio. The following is a description of the characteristics of the One-Year ARM and each of the ARMs included in the Initial Portfolio.

     One-Year ARM. A One-Year ARM is a mortgage loan with an interest rate which adjusts annually to a rate equal to the then-current Treasury Index (defined below) plus the Gross Margin set forth in the related mortgage note, subject to a maximum annual interest rate increase or decrease of 2.00%, a lifetime interest rate cap specified in such mortgage note and a minimum interest rate no less than the Gross Margin. The sum of the Treasury Index and the Gross Margin is generally rounded upwards to the nearest 0.125%. The "Treasury Index" with respect to a One-Year ARM is the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15 (519) and
G.13 (415) or any similar publication or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency and made available to the Servicer. Should the Treasury Index not be published or become otherwise unavailable, the Servicer will select a comparable alternative index over which it has no control and which is readily available.

     Three-Year Fixed Initial Rate Mortgage Loan. The three-year fixed initial rate mortgage loan (a "3 year FIRM") bears interest at a rate that is fixed for the first 36 monthly payments and adjusts annually thereafter as if the Mortgage Loan were a One-Year ARM, with a lifetime interest rate cap specified in the related mortgage note; provided that, on the first Rate Adjustment Date, the interest rate may be increased or decreased by no more than 3% with respect to approximately 96% of the 3 Year FIRMs in the Initial Portfolio, and by no more than 2% with respect to the remaining 3 Year FIRMs in the Initial Portfolio.

     Five-Year Fixed Initial Rate Mortgage Loan. The five-year fixed initial rate mortgage loan (a "5 year FIRM") bears interest at a rate that is fixed for the first 60 monthly payments and adjusts annually thereafter as if the Mortgage Loan were a One-Year ARM, with a lifetime interest rate cap specified in the related mortgage note; provided that, on the first Rate Adjustment Date, the interest rate may be increased or decreased by no more than 3%.

     Seven-Year Fixed Initial Rate Mortgage Loan. The seven-year fixed initial rate mortgage loan (a "7 year FIRM") bears interest at a rate that is fixed for the first 84 monthly payments and adjusts annually thereafter as if the Mortgage Loan were a One-Year ARM, with a lifetime interest rate cap specified in the related mortgage note; provided that, on the first Rate Adjustment Date, the interest rate may be increased or decreased by no more than 3%.

     Ten-Year Fixed Initial Rate Mortgage Loan. The ten-year fixed initial rate mortgage loan (a "10 year FIRM") bears interest at a rate that is fixed for the first 120 monthly payments and adjusts annually thereafter as if the Mortgage Loan were a One-Year ARM, with a lifetime interest rate cap specified in the related mortgage note; provided that, on the first Rate Adjustment Date, the interest rate may be increased or decreased by no more than 5%.

     Net 5 Treasury Average ARM. The Net 5 Treasury Average ARM (a "Net 5 ARM") bears interest at a rate that is fixed for the first 60 monthly payments, and such payments consist of interest only. Thereafter, the monthly payments consist of principal and interest and the interest rate adjusts semi-annually on the date specified in the related mortgage note to bear interest at a rate equal to the then current Treasury Average Index (defined below) plus the Gross Margin set forth in such mortgage note, subject to a maximum semi-annual interest rate increase or decrease of no more than 1.00%, a lifetime interest cap specified in the related mortgage note and a minimum interest rate no less than the Gross Margin. The sum of the Treasury Average Index and the Gross Margin is generally rounded upwards to the nearest 0.125%. The "Treasury Average Index" with respect to a Net 5 ARM is the twelve-month average of the monthly yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release G.13 (415) or any similar publication.

  UNDERWRITING STANDARDS

     The Bank has represented to the Company that all of the Mortgage Loans included in the Initial Portfolio were originated generally in accordance with the underwriting standards customarily employed by the Bank and its affiliates at the time at which the Mortgage Loans in the Initial Portfolio were originated.

     The underwriting standards of the Bank are intended to assess the prospective borrower's ability and willingness to repay the debt and the adequacy of the property as collateral for the loan requested. Credit policies require that loan underwriters be satisfied that the value of the property being financed supports the outstanding loan balance with sufficient value at loan origination to mitigate the effects of adverse shifts in real estate values. The emphasis, however, remains on the borrower's ability to repay debt.

     The real estate lending processes of the Bank for one- to four-family residential mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to fill out a detailed application designed to provide to the underwriter pertinent information about the prospective borrower the property to be financed and the type of loan desired. Information regarding the property to be financed may be provided by the prospective borrower after the Bank has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower's financial condition, the Bank requires a description of assets and liabilities and income and expenses and an authorization to the Bank to apply for a credit report which summarizes the prospective borrower's credit history with merchants and lenders and any public records, such as bankruptcy. In most cases, employment verification is obtained providing current and historical income information. Such employment verification is obtained either through the Bank's analysis of the prospective borrower's W-2 forms for the most recent two years and year-to-date earnings statement or most recent two years' tax returns or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers are required to submit their federal tax returns for the past two years plus year-to-date financial statements if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided. In general, an employment verification is obtained, and with respect to certain loans, a telephonic employment confirmation is obtained by the Bank.

     In April 1994, the Bank began using an automated process to assist in making credit decisions on certain residential mortgage loans. A prospective borrower's credit history is assigned a score based on standard criteria designed to predict the possibility of a default by the prospective borrower on a mortgage loan. An application from a prospective borrower whose score indicates a high probability of default may be declined on the basis of the score, although applications for certain types of mortgage loans will receive a judgmental review from an underwriter who may override a decision based on the credit score. An application from a prospective borrower whose score indicates a low probability of default is subject to less stringent underwriting guidelines and documentation standards to verify the information in the application.

     Once the employment verification (or confirmation) and the credit report are received by the underwriter considering the loan application, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence, as well as to meet other financial obligations and monthly living expenses. The Bank has established as general lending guidelines that the mortgage payments plus applicable real property taxes, condominium or homeowner association common charges, hazard insurance premiums and premiums on any primary mortgage insurance policy generally should not exceed 33% of the borrower's gross income, and that all monthly payments, including those mentioned above and other obligations, such as car payments, generally should not exceed 38% of gross income. However, other credit considerations may cause an underwriter to depart from these guidelines. The Bank follows standard exceptions procedures pursuant to which underwriters generally have delegated authority to approve or recommend the approval of loan applications when certain lending guidelines are not met. Where there are two individuals co-signing any mortgage note, the income and payment obligations of both may be included in the computation. With respect to ARMs with interest rates that adjust initially five or more years after their origination, including Net 5 ARMs, these ratios are calculated using the initial interest rates. With respect to all other ARMs, these ratios are generally calculated using the fully-indexed interest rate.

     Prior to final loan approval, a prospective borrower generally is expected to have liquid assets sufficient to cover the down-payment, closing costs and cash reserves that could be used to pay future housing expenses in a depository or related account of the borrower. However, the Bank does not require prospective borrowers to have such liquid assets when it originates refinance loans.

     An appraisal is made of each property to be financed. The appraisal is conducted by either a staff appraiser of the Bank or, in some instances, an independent fee appraiser licensed in the jurisdiction where the property is located. Generally, as part of the loan origination process, the appraiser personally visits the property and estimates its market value on the basis of comparable properties and other factors.

     The Bank's policy is generally not to make one- to four-family mortgage loans having Loan-to-Value Ratios above 80% unless it has obtained or caused the borrowers to obtain primary mortgage insurance policies.

  GEOGRAPHIC DISTRIBUTION

     Approximately 89% of the outstanding principal balance of the Mortgage Loans included in the Initial Portfolio is secured by properties located in California. Consequently, these Mortgage Loans may be subject to a greater risk of default than other comparable Mortgage Loans in the event of adverse economic, political or business developments or natural hazards (earthquakes, wildfires and mud slides, for example) in California that may affect the ability of property owners in California to make payments of principal and interest on the underlying mortgages. Standard hazard insurance required to be maintained with respect to Mortgage Loans held by the Company does not protect the Company against losses occurring from earthquakes and other natural disasters. Consequently, in the event of an earthquake or other natural disaster, the Company's ability to pay dividends on the Series 1 Preferred Shares could be adversely affected, as the Company will not maintain special hazard insurance to protect against such losses.

  LOAN-TO-VALUE RATIOS; INSURANCE

     All of the Mortgage Loans having a Loan-to-Value Ratio (i.e., the ratio (expressed as a percentage) of the original principal amount of such Mortgage Loan to the lesser of (i) the appraised value of the underlying mortgaged property at origination and (ii) if the Mortgage Loan was made to finance the acquisition of property, the purchase price of the mortgaged property) of greater than 80% are insured under primary mortgage insurance policies. At the time of origination of the Mortgage Loans, each of the primary mortgage insurers was approved by FNMA or FHLMC. A standard hazard insurance policy is required to be maintained by the mortgagor with respect to each Mortgage Loan in an amount equal to the maximum insurable value of the improvements securing such Mortgage Loan or the principal balance of such Mortgage Loan, whichever is less. If the property underlying a Mortgage Loan is located in a flood zone, such Mortgage Loan may also be covered by a flood insurance policy as required by law. No mortgagor bankruptcy insurance will be maintained by the Company with respect to the Mortgage Loans in the Initial Portfolio, nor will any Mortgage Loan be insured by the Federal Housing Administration or guaranteed by the Veterans Administration. The Company will not maintain any special hazard insurance policy with respect to any Mortgage Loan which could mitigate damages caused by any earthquake or other natural disaster. In addition, the standard hazard insurance required to be maintained with respect to Mortgage Loans does not protect the Company against losses occurring from earthquakes and other natural disasters. In the event of any such natural disaster, the Company's ability to pay dividends on the Series 1 Preferred Shares could be adversely affected.

SERVICING

     The Mortgage Loans included in the Initial Portfolio will be sold to the Company by the Bank on a servicing retained basis. The Bank will service the Mortgage Loans included in the Initial Portfolio pursuant to the terms of the Servicing Agreement. The Servicer will receive a monthly servicing fee with respect to each Mortgage Loan held by the Company equal to 1/12 of .375% of the then-outstanding principal balance of such Mortgage Loan.

     The Servicing Agreement requires the Bank as Servicer to service the Company's Mortgage Loans in a manner generally consistent with that followed by the Bank in servicing similar loans held for its own account, with any servicing guidelines promulgated by the Company and with FNMA or FHLMC guidelines and procedures. The Servicer will collect and remit principal and interest payments, administer mortgage escrow accounts, submit and pursue insurance claims and initiate and supervise foreclosure proceedings on the Mortgage Loans it services. The Servicer will also provide accounting and reporting services required by the Company for such Mortgage Loans. The Servicing Agreement requires the Servicer to follow such collection procedures as are customary in the industry, including contacting delinquent borrowers and supervising foreclosures and property dispositions in the event of unremedied defaults in a manner generally consistent with servicing guidelines promulgated by the Bank for servicing similar loans held for its own account. The Servicer may, in its discretion, arrange with a defaulting borrower a schedule for the liquidation of delinquencies, provided that no primary mortgage insurance coverage is adversely affected. The Servicer may also be directed by the Company, at any time during the servicing process, to sell any Mortgage Loan for any reason. The Servicer may from time to time subcontract all or a portion of its servicing obligations under the Servicing Agreement to one or more of its affiliates or to an unaffiliated third party; provided that the Servicer may not, without the approval of a majority of the Independent Directors, subcontract to an unaffiliated third party any servicing obligations that the Servicer does not also subcontract with respect to a substantial portion of the residential mortgage loans serviced for the Bank's own account. The Servicer will not, in connection with subcontracting any of its obligations under the Servicing Agreement, be discharged or relieved in any respect from its obligation to the Company to perform its obligations under the Servicing Agreement.

     The Mortgage Loans are currently serviced by the Bank at its servicing facility located in Cypress, California (the "Cypress Center"). As of June 30, 1996, the Cypress Center was servicing approximately 397,000 mortgage loans with an aggregate principal balance of approximately $46 billion. The Cypress Center is responsible for answering customers' inquiries, receiving loan payments, reporting to investors, maintaining hazard insurance or a blanket hazard policy, monitoring payment of taxes, assessments and, when applicable, primary mortgage insurance policies, and all mortgage accounting and record keeping. The Cypress Center is also responsible for collection efforts on delinquent residential mortgage loans and foreclosures thereon. Separate units exist within affiliates of BAC to manage and dispose of other real estate owned.

     Commencing in June, 1996, the Bank began a reorganization of its residential mortgage servicing activities, including the transfer of responsibility for certain servicing activities from the Cypress Center to the servicing facility of an affiliate of the Bank in Richmond, Virginia (the "Richmond Center"), and the transfer from the Richmond Center to the Cypress Center of responsibility for certain servicing activities on mortgage loans previously serviced entirely by the Richmond Center. As of June 30, 1996, the Richmond Center was servicing approximately 354,000 mortgage loans with an aggregate principal balance of approximately $29 billion. Upon completion of the reorganization, certain aspects of the servicing of the residential mortgage loans serviced by the Bank and its affiliates will be divided between the Cypress Center and the Richmond Center.

     Because both the Cypress Center and the Richmond Center service loans for governmental and quasi-governmental agencies of the U.S. Government, they are regularly examined by the Bank's internal and external auditors and periodically by FNMA, FHLMC, the Government National Mortgage Association, the Office of the Comptroller of the Currency (the "Comptroller") and the U.S. Department of Housing and Urban Development. Certain financial records of the Bank relating to its mortgage servicing activities are reviewed annually by its independent auditors.

     The Servicing Agreement requires the Servicer to pay all expenses related to the performance of its duties under the Servicing Agreement. In addition, the Servicer will be required to make advances of taxes and required insurance premiums (but not principal and interest) that are due from mortgagors. If such advances are made, the Servicer generally will be reimbursed prior to the Company out of proceeds related to such Mortgage Loan. The Servicer also will be entitled to reimbursement by the Company, from any funds available, for unrecovered advances and for expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans serviced by it and in connection with the restoration of mortgaged property. If claims are not made or paid under applicable insurance policies or if coverage thereunder has ceased, the Company will suffer a loss to the extent that the proceeds from liquidation of the mortgaged property, after reimbursement of the Servicer's expenses in the sale, are less than the outstanding principal balance of the related Mortgage Loan. The Servicer will be responsible to the Company for any loss suffered as a result of the Servicer's failure to make and pursue timely claims under applicable insurance policies or as a result of actions taken or omissions made by it which cause the policies to be cancelled by the insurer.

     In connection with any foreclosure proceedings that the Servicer may institute, the Servicer may exercise the power of sale contained in the deed of trust or in any mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to a property underlying a Mortgage Loan by operation of law or otherwise in accordance with the terms of the Servicing Agreement.

     The Company may terminate the Servicing Agreement upon the occurrence of one or more events specified in the Servicing Agreement. Such events relate generally to the Servicer's proper and timely performance of its duties and obligations under the Servicing Agreement. In addition, the Company may terminate the Servicing Agreement without cause upon 30 days' notice and payment of a termination fee equal to 2% of the aggregate outstanding principal amount of the Mortgage Loans then serviced under the Servicing Agreement. As long as any Series 1 Preferred Shares remain outstanding, the Company may not modify, terminate or elect not to renew the Servicing Agreement without the approval of a majority of the Independent Directors.

     As is customary in the mortgage loan servicing industry, the Servicer will be entitled to retain any late payment charges, prepayment fees, penalties and assumption fees collected in connection with the Mortgage Loans serviced by it. In addition, the Servicer will receive any benefit derived from interest earned on collected principal and interest payments between the date of collection and the date of remittance to the Company and from interest earned on tax and insurance impound funds with respect to Mortgage Loans serviced by it. The Servicing Agreement requires the Servicer to remit to the Company no later than the 18th day of each month all principal and interest (less the servicing fee and any reimbursements due to the Servicer) due from borrowers under Mortgage Loans on the first day of such month and received by the Servicer on or prior to the 15th day of such month.

     When any mortgaged property underlying a Mortgage Loan is conveyed by a mortgagor, the Servicer generally will enforce any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. The terms of a particular Mortgage Loan or applicable law, however, may provide that the exercise of the "due-on-sale" clause is prohibited under certain circumstances related to the security underlying the Mortgage Loan and the buyer's ability to fulfill the obligations under the related mortgage note. Upon any assumption of a Mortgage Loan by a transferee, a fee equal to a specified percentage of the outstanding principal balance of the Mortgage Loan is typically required, which sum will be retained by the Servicer as additional servicing compensation.

     As a result of the relationship between the Servicer and the Company, certain conflicts of interest may arise. See "Risk Factors -- Relationship with Bank and Its Affiliates; Conflicts of Interest".

DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE OF THE BANK

     The delinquency, foreclosure and loss experience on the portfolio of one- to four-family first mortgage loans owned and serviced by the Bank, excluding certain loans originated by its private banking unit, is set forth in the following table. The portfolio of mortgage loans serviced by the Bank includes both fixed and adjustable interest rate mortgage loans, including loans with stated maturities of 15 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the Mortgage Loans. There can be no assurance that the delinquency, foreclosure and loss experience set forth below with respect to the portfolio of one- to four-family first mortgage loans owned and serviced by the Bank will be similar to the results that may be experienced by the Company with respect to the Mortgage Loans.

            DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE OF THE BANK

                                           AT OR FOR THE YEAR ENDED DECEMBER 31,
                        ---------------------------------------------------------------------------     AT OR FOR THE SIX-
                                                                                                        MONTH PERIOD ENDED
                                 1993                      1994                      1995                  JUNE 30, 1996
                        -----------------------   -----------------------   -----------------------   -----------------------
                                    BY DOLLAR                 BY DOLLAR                 BY DOLLAR                 BY DOLLAR
                          BY        AMOUNT OF       BY        AMOUNT OF       BY        AMOUNT OF       BY        AMOUNT OF
                        NO. OF        LOANS       NO. OF        LOANS       NO. OF        LOANS       NO. OF        LOANS
                         LOANS    (IN MILLIONS)    LOANS    (IN MILLIONS)    LOANS    (IN MILLIONS)    LOANS    (IN MILLIONS)
                        -------   -------------   -------   -------------   -------   -------------   -------   -------------
Total Portfolio........ 173,825     $25,118.5     175,323     $25,513.8     170,017     $25,460.0     166,305     $26,288.7
Average Portfolio
  Balance(1)........... 170,520     $24,430.7     173,760      25,286.6     175,018      25,777.7     168,285      26,099.8
Period of Delinquency
  31 to 59 days........   2,759         356.6       2,317         299.1       2,673         360.2       2,737         360.3
  60 to 89 days........     687         106.2         652          98.4         776         117.3         682         102.5
  90 days or more(2)...   1,179         243.1       1,017         194.8         876         161.4         649         112.5
                        -------     ---------     -------     ---------     -------     ---------     -------     ---------
Total Delinquent
  Loans................   4,625     $   705.9       3,986         592.4       4,325     $   638.9       4,068     $   575.2
Delinquency Ratio......    2.66%         2.81%       2.27%         2.32%       2.54%         2.51%       2.45%         2.19%
Foreclosures
  Pending(3)...........     956     $   233.6         693     $   162.9       1,099     $   215.7     $ 1,064     $   198.8
Foreclosure Ratio......    0.55%         0.93%       0.40%         0.64%       0.65%         0.85%       0.64%         0.76%
Losses(4)..............     608     $    68.4         975     $   101.6       1,286     $   112.6         465     $    28.5
Loss Ratio(5)..........    0.36%         0.28%       0.56%         0.40%       0.73%         0.44%       1.10%         0.44%
Excess Recovery(6).....     (7)           (7)         (7)           (7)          12     $     0.3           1     $     0.1

---------------
(1) Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2) Does not include Foreclosures Pending.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted and title to which had not been acquired by the Bank, a third party or by an insurer at the date indicated.

(4) Losses are the sum of losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Loss for any mortgage loan is equal to the difference between (a) the sum of the outstanding principal balance plus accrued interest, lost interest income accrued at the Bank's internal reinvestment rate from the date title to the property securing such mortgage loan was acquired in foreclosure or by deed in lieu of foreclosure until the date such property was liquidated, amounts advanced by servicers or subservicers and all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property. Losses are included in the year in which they were expensed or written down.

(5) Loss Ratios are computed by dividing the Losses during the period indicated by the Average Portfolio Balance during such period.

(6) Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the sum of the outstanding principal balance plus accrued interest thereon, amounts advanced by servicers or subservicers and all liquidation expenses related to such mortgage loan.

(7) Excess Recovery cannot be computed for the indicated period.

OFFICERS

     The Company has eight executive officers, each of whom is described further below under "Management". The Company does not anticipate that it will require any employees because it has retained the Advisor to perform certain functions pursuant to the Advisory Agreement described below under "Management -- The Advisor". It is currently anticipated that all of the officers of the Company will also be officers or employees of BAC, the Bank or their affiliates. The Company will maintain corporate records and audited financial statements that are separate from those of the Bank or any of its affiliates. None of the officers, employees or directors of the Company will have any direct or indirect pecuniary interest in any Mortgage Asset to be acquired or disposed of by the Company or in any transaction in which the Company has an interest.

COMPETITION

     The Company does not anticipate that it will engage in the business of originating Mortgage Loans. It does anticipate that it will purchase Mortgage Loans in addition to those in the Initial Portfolio and that substantially all of these Mortgage Loans will be purchased from the Bank or affiliates of the Bank. The Company does not expect to compete with mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers or insurance companies in acquiring its Mortgage Loans, except to the extent that the Bank may sell Mortgage Loans to such other types of investors.

LEGAL PROCEEDINGS

     The Company is not the subject of any material litigation. None of the Company, the Advisor, the Bank or any of its affiliates is currently involved in nor, to the Company's knowledge, currently threatened with any material litigation with respect to the Mortgage Loans to be included in the Initial Portfolio, other than litigation that would not have a material adverse effect on the Company's interest in the Mortgage Loans.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Company's Board of Directors will initially be composed of seven members, two of whom will be Independent Directors. These directors will serve until the first annual meeting of Stockholders and until their successors are duly elected and qualify. There is no current intention to alter the number of directors comprising the Board of Directors. The Company currently has eight executive officers. The Company has no employees and does not anticipate that it will require employees. See "Business and Strategy -- Officers".

     The directors of the Company are as follows:

                NAME                   AGE                POSITION AND OFFICES HELD
-------------------------------------  ---     -----------------------------------------------
Arthur D. Ringwald...................  50      Chairman of the Board and Chief Executive
                                               Officer
Richard A. Laiderman.................  45      Director and President
Nancy M. Abreu.......................  46      Director and Chief Credit Officer
Jacqueline Legorreta Erdman..........  39      Director
Claus Lund...........................  45      Director
Raymond R. Peters....................  54      Director
[Additional Independent Director]....          Director

     The executive officers of the Company are as follows:

                NAME                   AGE                        POSITION
-------------------------------------  ---     -----------------------------------------------
Arthur D. Ringwald...................  50      Chief Executive Officer and Chairman of the
                                               Board
Richard A. Laiderman.................  45      President and Director
John D. Kelleghan....................  44      Chief Operating Officer
Nancy M. Abreu.......................  46      Chief Credit Officer and Director
Shaun M. Maguire.....................  46      Chief Financial Officer
George T. Hansen.....................  49      Chief Accounting Officer
Stephen E. Wagner....................  36      Treasurer
Jeffrey L. Moering...................  51      Vice President

     The following is a summary of the experience of the executive officers and directors of the Company:

     NANCY M. ABREU is a Senior Vice President of the Bank. She currently is the Senior Credit Officer of the BankAmerica Mortgage Group ("BAMG") a division of the Bank and its affiliate, Bank of America, FSB, and is responsible for credit risk management for BAMG's residential real estate loan portfolio. Ms. Abreu joined the Bank in 1971.

     JACQUELINE LEGORRETA ERDMAN is a Senior Consultant with Andrew Davidson & Co., Inc., a consulting firm which provides advice regarding the management of fixed-income securities. Ms. Erdman has also served since July 1996 as a director of BA Mortgage Securities, Inc., a wholly-owned subsidiary of BAC. She was a Vice President of the Bank from 1991 to 1994, when she joined Andrew Davidson & Co., Inc.

     GEORGE T. HANSEN is a Senior Vice President and Manager of External Reporting of the Bank. Mr. Hansen joined the Bank in 1988.

     JOHN D. KELLEGHAN is a Senior Vice President of the Bank and Group Finance Officer for BAMG, with responsibility for providing finance and accounting services to BAMG. Mr. Kelleghan joined the Bank in 1986.

     RICHARD A. LAIDERMAN is a Senior Vice President of the Bank and a Senior Vice President and Assistant Treasurer of BAC. Mr. Laiderman has responsibility for debt and capital raising activities of the

Bank and BAC, as well as short term funding, affiliate treasury operations and employee benefit plan management. Mr. Laiderman joined the Bank in 1985.

     CLAUS LUND is a Senior Vice President of the Bank and head of secondary mortgage sales for BAMG. Mr. Lund is responsible for mortgage asset management, sales of mortgages and other receivables and management of BAMG's mortgage portfolio. Mr. Lund joined the Bank in 1992. Prior to 1992, Mr. Lund was director of residential mortgage investments for SunAmerica, Inc., an insurance holding company.

     SHAUN M. MAGUIRE is a Senior Vice President of the Bank and a Senior Vice President and Assistant Treasurer of BAC. Mr. Maguire has responsibility for securities issuance and other capital markets transactions used for the funding and capital management of the Bank and BAC. Mr. Maguire joined the Bank in 1988.

     JEFFREY L. MOERING is a Vice President of the Bank and Portfolio Manager for BAMG. Mr. Moering is responsible for managing the performance and composition of the BAMG residential mortgage portfolio through loan origination programs and capital markets transactions. Mr. Moering joined the Bank in 1985.

     RAYMOND R. PETERS is a Group Executive Vice President and the Treasurer of the Bank and an Executive Vice President and the Treasurer of BAC. Mr. Peters is responsible for BAC's global funding, interest rate risk, investment portfolio and capital management activities. Mr. Peters joined the Bank in 1968.

     ARTHUR D. RINGWALD is a Group Executive Vice President of the Bank. As the head of BAMG, Mr. Ringwald is responsible for management of the residential real estate portfolio and the development of new residential real estate first mortgage products for the Bank and its affiliates. Mr. Ringwald joined the Bank in 1993. From 1989 to 1993, he was Executive Vice President and head of the Residential Production Division for Sears Mortgage Corporation.

     STEPHEN E. WAGNER is a Vice President of the Bank with day-to-day responsibility for BAC's term funding and other capital markets activities. Mr. Wagner joined the Bank in 1984.

INDEPENDENT DIRECTORS

     The Charter requires that, so long as any Series 1 Preferred Shares are outstanding, certain actions by the Company must be approved by a majority of the Independent Directors of the Company. See "Description of Series 1 Preferred Shares -- Independent Director Approval". For so long as there are only two Independent Directors, any action that requires the approval of a majority of Independent Directors must be approved by both Independent Directors.

     Ms. Erdman and             are the Company's initial Independent Directors.
Ms. Erdman's firm, Andrew Davidson & Co., Inc., has provided consulting services to the Bank with regard to the Company and with regard to the Bank's management of its residential mortgage loan program.

     If, at the time of any annual meeting of the Company's stockholders, the aggregate amount of unpaid dividends for prior dividend periods on any series of Preferred Stock, including the Series 1 Preferred Shares, equals or exceeds an amount equal to six quarterly dividend payments on such series of Preferred Stock, the number of directors then constituting the Board of Directors of the Company will be increased by two (if not already increased by two due to prior nonpayment of dividends on Preferred Stock), and the holders of Series 1 Preferred Shares, voting together with the holders of all other outstanding series of Preferred Stock as to which a default in dividend payments exists, as a single class, will be entitled to elect two additional directors to serve on the Company's Board of Directors. Any member of the Board of Directors elected by holders of the Company's Preferred Stock will be deemed to be an Independent Director for purposes of the actions requiring the approval of a majority of the Independent Directors. See "Description of Series 1 Preferred Shares -- Voting Rights".

AUDIT COMMITTEE

     Upon consummation of the Offering, the Company will establish an audit committee which will review the engagement and independence of its auditors. The audit committee will also review the adequacy of the Company's internal accounting controls. The audit committee will be comprised of Ms. Erdman, Mr.
Laiderman and             .

CREDIT COMMITTEE

     Upon consummation of the Offering, the Company will establish a credit committee which will review and approve the acquisition of any additional Mortgage Loans by the Company, will review the status of Mortgage Loans which are delinquent and will review the terms and conditions upon which any such Mortgage Loans are to be modified or sold by the Company. The credit committee will initially be comprised of Ms. Abreu and Mr. Ringwald.

COMPENSATION OF DIRECTORS AND OFFICERS

     For their services as directors, the Independent Directors will receive
annual compensation from the Company of $          plus a fee of $          for
attendance (in person or by telephone) at each meeting of the Board of Directors
and $          for attendance (in person or by telephone) at each committee meeting.

     The Company will not pay any compensation to its officers or to directors who are not Independent Directors.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision, which eliminates such liability to the maximum extent permitted by the MGCL.

     The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director, officer or employee or (b) any individual who, while a director, officer or employee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director, officer or employee of the Company. The bylaws of the Company (the "Bylaws") obligate it, to the maximum extent permitted by the MGCL and other applicable law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director, officer or employee who is made a party to the proceeding by reason of service in that capacity or (b) any individual who, while a director, officer or employee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made a party to the proceeding by reason of service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any employee or agent of the Company.

     The MGCL requires a corporation (unless its Charter provides otherwise, which the Company's does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which such a person is made a party by reason of service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b)the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of a good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written agreement by or on such person's behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

THE ADVISOR

     In connection with the consummation of the Offering and the formation of the Company as described herein, the Company will enter into the Advisory Agreement with the Bank as Advisor to administer the day-to-day operations of the Company. The Advisor will be responsible for (i) monitoring the credit quality of the Mortgage Assets held by the Company, (ii) advising the Company with respect to the acquisition, management, financing, servicing and disposition of the Company's Mortgage Assets and (iii) holding documents relating to the Company's Mortgage Assets as custodian on behalf of the Company. The Advisor may from time to time subcontract all or a portion of its obligations under the Advisory Agreement to one or more of its affiliates involved in the business of managing Mortgage Assets. If no affiliate of the Advisor is engaged in the business of managing Mortgage Assets, the Advisor may, with the approval of a majority of the Board of Directors, as well as a majority of the Independent Directors, subcontract all or a portion of its obligations under the Advisory Agreement to unrelated third parties. The Advisor will not, in connection with the subcontracting of any of its obligations under the Advisory Agreement, be discharged or relieved in any respect from its obligations under the Advisory Agreement.

     The Advisory Agreement has an initial term of one year, and may be renewed for successive additional one-year periods upon a majority vote of the Independent Directors. The Advisory Agreement may be terminated by the Company at any time upon 90 days' prior notice. As long as any Series 1 Preferred Shares remain outstanding, any decision by the Company either not to renew the Advisory Agreement or to modify or terminate the Advisory Agreement must be approved by a majority of the Independent Directors. The Advisor will be entitled to receive
an annual advisory fee of $            with respect to the advisory and
management services provided by it to the Company.

     As a result of the relationship between the Bank and the Company, certain conflicts of interest may arise. See "Risk Factors -- Relationship with Bank and Its Affiliates; Conflicts of Interest".

     The principal executive offices of the Advisor are located at 555 California Street, San Francisco, California 94104, telephone number (415) 622-3530.

            BENEFITS OF THE OFFERING TO THE BANK AND ITS AFFILIATES

     The Bank and its affiliates expect to realize the following benefits in connection with the Offering and the formation of the Company:

     - The Bank and BAC are required by the Comptroller and the Board of Governors of the Federal Reserve System to maintain certain levels of capital for regulatory purposes. The Bank has informed the Company that the Bank anticipates that the Series 1 Preferred Shares will be treated as capital of both the Bank and BAC for regulatory purposes. The Bank has indicated to the Company that such treatment, together with the Company's ability to deduct, for income tax purposes, the dividends payable on the Series 1 Preferred Shares as a result of the Company's qualification as a REIT, will provide each of the Bank and BAC with a more cost-effective means of obtaining regulatory capital than if the Bank or BAC were to issue preferred stock itself.

     - The Bank will receive approximately $1 billion at the consummation of the Offering in connection with the sale of the Initial Portfolio to the Company (approximately $500 million of which represents new funds, after giving effect to the Bank's purchase of the Company's Common Stock).

     - The Bank will be entitled to receive advisory and servicing fees and dividends in respect of the Common Stock. For the first 12 months following completion of the Offering, these fees and dividends are anticipated to be as follows:

        Advisory Fee.....................................................  $
        Servicing Fee....................................................          (1)
        Common Stock Dividend............................................          (2)
                                                                           --------
                                                                           $
                                                                           ========

---------------
(1) Assumes that, for the first 12 months following completion of the Offering, the Company holds Mortgage Loans with the same aggregate outstanding principal balances as those Mortgage Loans included in the Initial Portfolio. See "Business and Strategy -- Servicing" for a description of the basis upon which the servicing fees will be calculated.

(2) The amount of dividends to be paid in respect of the Common Stock is expected to be equal to the excess of the Company's REIT Taxable Income (excluding capital gains) over the amount of dividends paid in respect of Preferred Stock. The aggregate annual dividend amount of the Series 1
    Preferred Shares is $     million. Assuming that (i) the Mortgage Loans
    included in the Initial Portfolio are held for a 12-month period following completion of the Offering, (ii) principal repayments are reinvested in additional Mortgage Loans with characteristics similar to those of the Mortgage Loans included in the Initial Portfolio and (iii) mortgage interest rates remain constant during such 12-month period, the Company anticipates that the Initial Portfolio will generate REIT Taxable Income (excluding
    capital gains) of approximately $     million, after payment of servicing
    and advisory fees and other operating expenses, during such 12-month period.

     - The Bank will also be entitled to retain any late payment charges, prepayment fees, penalties and assumption fees collected in connection with the Mortgage Loans serviced by it. In addition, the Bank, as Servicer, will receive any benefit derived from interest earned on collected principal and interest payments between the date of collection and the date of remittance to the Company, and from net interest earned on any tax and insurance impound funds with respect to Mortgage Loans serviced by it.

                    DESCRIPTION OF SERIES 1 PREFERRED SHARES

     The following summary sets forth the material terms and provisions of the Series 1 Preferred Shares, and is qualified in its entirety by reference to the MGCL and to the terms and provisions of the Company's Charter, which has been filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement of which this Prospectus forms a part. See "Description of Capital Stock".

GENERAL

     The Series 1 Preferred Shares form a series of the Preferred Stock of the Company, which Preferred Stock may be issued from time to time in one or more series with such designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption as are determined by the Company's Board of Directors. The Board of Directors has authorized the Company to issue the Series 1 Preferred Shares.

     When issued, the Series 1 Preferred Shares will be validly issued, fully paid and nonassessable. The holders of the Series 1 Preferred Shares will have no preemptive rights with respect to any shares of the capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Series 1 Preferred Shares will not be convertible into shares of Common Stock or any other class or series of capital stock of the Company and will not be subject to any sinking fund or other obligation of the Company for its repurchase or retirement.

     The transfer agent, registrar and dividend disbursement agent for the Series 1 Preferred Shares will be ChaseMellon Shareholder Services, L.L.C. The registrar for shares of Series 1 Preferred Shares will send notices to stockholders of any meetings at which holders of the Series 1 Preferred Shares have the right to elect directors of the Company or to vote on any other matter.

DIVIDENDS

     Holders of Series 1 Preferred Shares will be entitled to receive, when, as and if authorized and declared by the Board of Directors, out of assets of the Company legally available for payment, an initial cash dividend of $
per share and thereafter cash dividends at the rate of      % per annum of the
liquidation preference of the Series 1 Preferred Shares (equivalent to
$          per share per annum). Dividends on the Series 1 Preferred Shares, if authorized and declared, will be payable quarterly in arrears on February 28, May 31, August 31 and November 30 of each year, at such annual rate, commencing on February 28, 1997. Dividends on the Series 1 Preferred Shares will not be cumulative and, if for any reason a dividend on the Series 1 Preferred Shares is not authorized and declared for a dividend period, the Company will have no obligation to pay a dividend for such period, whether or not dividends on the Series 1 Preferred Shares are authorized and declared for any future dividend period. Each dividend will be payable to holders of record as they appear on the stock register of the Company on such record dates, not exceeding 30 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends will accrue from the later of the date of original issue or the most recent dividend payment date (whether or not dividends were paid on such date). Dividends payable on the Series 1 Preferred Shares for any period less than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in a partial month in the period. Dividends payable on the Series 1 Preferred Shares for each full dividend period shall be computed by dividing the rate per annum by four.

     So long as any Series 1 Preferred Shares are outstanding, no full dividend shall be authorized and declared or paid or set apart for payment on any series of capital stock of the Company ranking, as to dividends, on a parity with the Series 1 Preferred Shares for any period unless full dividends for the then-current dividend period on the Series 1 Preferred Shares have been or contemporaneously are authorized and declared and paid, or authorized and declared and a sum sufficient for the payment thereof is set apart for such payments on the Series 1 Preferred Shares. When dividends are not so paid in full (or a sum sufficient for such full payment is not set apart) upon the Series 1 Preferred Shares and the shares of any other series of capital stock ranking on a parity as to dividends with the Series 1 Preferred Shares, all dividends declared upon Series 1 Preferred Shares and any other series of capital stock ranking on a parity as to dividends with the Series 1 Preferred Shares shall be authorized and declared pro rata so that the amount of dividends authorized and declared per share on the Series 1 Preferred Shares and such other series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series 1 Preferred Shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods) and on such other series of capital stock bear to each other.

     Unless full dividends on the Series 1 Preferred Shares have been or contemporaneously are authorized and declared and paid, or authorized and declared and a sum sufficient for the payment thereof set apart for payment, for the then-current quarterly dividend period, (i) no dividends (other than dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock of the Company or any other stock of the Company ranking junior to the Series 1 Preferred Shares as to the payment of dividends and upon liquidation) shall be authorized and declared or paid or set aside for payment and no other distribution shall be authorized and declared or made upon the Common Stock or any other capital stock of the Company ranking junior to the Series 1 Preferred Shares as to dividends or amounts upon liquidation, and (ii) no Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Series 1 Preferred Shares as to dividends or amounts upon liquidation may be redeemed, purchased or acquired for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series 1 Preferred Shares as to dividends and amounts upon liquidation).

     Holders of Series 1 Preferred Shares will not be entitled to any dividends, whether payable in cash or property, other than as described above, and will not be entitled to interest, or any sum in lieu of interest, in respect of any dividend payment.

     For a discussion of the tax treatment of distributions to stockholders, see "Federal Income Tax Considerations -- Taxation of United States Stockholders" and "-- Taxation of Foreign Stockholders".

VOTING RIGHTS

     Except as indicated below, the holders of the Series 1 Preferred Shares will not be entitled to vote. In the event the holders of Series 1 Preferred Shares are entitled to vote as indicated below, each Series 1 Preferred Share will be entitled to one vote on matters on which holders of the Series 1 Preferred Shares are entitled to vote.

     If at any time the aggregate amount of unpaid dividends for prior dividend periods on any series of Preferred Stock of the Company, including the Series 1 Preferred Shares, equals or exceeds an amount equal to six quarterly dividend payments on such series of Preferred Stock, the number of directors then constituting the Board of Directors will be increased by two (if not already increased by two due to prior nonpayments of preference dividends), and the holders of the Series 1 Preferred Shares, voting together with the holders of all other series of Preferred Stock as to which such a default in dividend payments exists, as a single class, will be entitled to elect such two additional directors to serve on the Board of Directors. Each director elected by the holders of shares of Preferred Stock shall continue to serve as a director (subject to certain provisions on removal) until the annual meeting of stockholders immediately after the Company shall have paid a full dividend on all series of Preferred Stock for four consecutive quarters.

     In the event any meeting of holders of any series of Preferred Stock, including the Series 1 Preferred Shares, is required to elect directors, the Secretary of the Company shall call such meeting as promptly as possible, but in any event within 20 days after receipt of the written request of the holders of at least 5% of any such series of Preferred Stock entitled to elect directors, addressed to the Company at its principal office. Such meeting shall be held at the place provided in the Bylaws of the Company for meetings of the Company's stockholders, and upon not less than 10 nor more than 20 days' notice. If any such meeting shall not be called within 20 days after receipt by the Secretary of the Company of such a request, the holders of at least 5% of any such series of Preferred Stock entitled to elect directors may, by written notice to the Secretary of the Company, designate any person to call such meeting, and the person so designated may call such meeting at the place above provided and upon not less than 10 nor more than 20 days' notice, and for that purpose the Company will provide a list of holders of Series 1 Preferred Shares which sets forth the name and address of each stockholder. At any such meeting, or at any annual meeting held while the holders of any such series of Preferred Stock have the right to elect directors, the holders of such Preferred Stock who are present in person or by proxy will be sufficient to constitute a quorum for such purpose at such meeting.

     The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of all series of Preferred Stock of the Company, including the Series 1 Preferred Shares, voting as a single class without regard to series, will be required to alter or change the provisions of the Charter so as to adversely affect the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of a series of Preferred Stock of the Company; provided, that if such amendment shall not adversely affect all series of Preferred Stock of the Company, such amendment need only be approved by the holders of at least 66 2/3% of the outstanding shares of all series of Preferred Stock adversely affected thereby; and provided further, that the creation of any class or series of capital stock of the Company shall not be deemed to have such an adverse effect, even if such class or series shall have preference as to dividends or amounts upon liquidation over the outstanding series of Preferred Stock.

REDEMPTION

     The Series 1 Preferred Shares will not be redeemable prior to             ,
2001 (except upon the occurrence of a Tax Event). On or after such date, the Series 1 Preferred Shares will be redeemable at the option of the Company, in whole or in part, at any time or from time to time on not less than 30 nor more than 60 days' notice by mail, at a redemption price of $25.00 per share, plus an amount equal to the dividend (whether or not authorized and declared) for the then-current quarterly dividend period accrued to but excluding the date of such redemption, without accumulation of unpaid dividends on the Series 1 Preferred Shares for prior dividend periods. If less than all of the outstanding Series 1 Preferred Shares are to be redeemed, the Company will select shares to be redeemed from the outstanding shares not previously called for redemption by lot or pro rata (as nearly as possible) or by any other method that the Board of Directors, in its sole discretion, deems equitable.

     Upon the occurrence of a Tax Event, the Company will also have the right, for a period of 120 days, to redeem the Series 1 Preferred Shares, in whole (but not in part) at a redemption price of $25.00 per share, plus an amount equal to the dividend (whether or not authorized and declared) for the then-current quarterly dividend period accrued to but excluding the date of such redemption, without accumulation of unpaid dividends on the Series 1 Preferred Shares for prior dividend periods. "Tax Event" means the receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series 1 Preferred Shares, there is more than an insubstantial risk that (a) dividends paid or to be paid by the Company with respect to the capital stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     Any redemption may only be effected with the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Comptroller (unless at such time such approvals are not required). Under current policies of the Federal Reserve Board and the Comptroller, such approval would be granted only if the redemption were to be made out of the proceeds of the issuance of another capital instrument, or if such regulators determine that the condition and circumstances of BAC and the Bank warrant the reduction of a source of permanent capital.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series 1 Preferred Shares at the time outstanding will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to the Series 1 Preferred Shares upon liquidation, liquidating distributions in the amount of $25 per share, plus an amount equal to the dividend (whether or not authorized and declared) for the then-current quarterly dividend period, accrued to but excluding the date of such liquidation payment, without accumulation of unpaid dividends on the Series 1 Preferred Shares for prior dividend periods.

     After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series 1 Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidation distributions on all outstanding Series 1 Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Series 1 Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, then the holders of the Series 1 Preferred Shares and such other classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     The consolidation or merger of the Company with or into any other entity, the consolidation or merger of any other entity with or into the Company or the sale, lease or conveyance of all or substantially all of the property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

INDEPENDENT DIRECTOR APPROVAL

     The Charter requires that, so long as any Series 1 Preferred Shares are outstanding, certain actions by the Company must be approved by a majority of the Independent Directors. For so long as there are only two Independent Directors, any action that requires the approval of a majority of Independent Directors must be approved by both Independent Directors. See
"Management -- Independent Directors". In order to be considered "independent", a director must not be a current officer or employee of the Company, BAC, the Bank or any affiliate of the Bank or of any person or persons that, in the aggregate, own more than 50% of the Common Stock of the Company. In addition, any members of the Board of Directors elected by holders of Preferred Stock, including the Series 1 Preferred Shares, will be deemed to be Independent Directors for purposes of approving actions requiring the approval of a majority of the Independent Directors.

     The actions which may not be taken without the approval of a majority of the Independent Directors include (i) the issuance of additional Preferred Stock ranking senior to or on a parity with the Series 1 Preferred Shares, (ii) the incurrence of debt for borrowed money in excess of 20% of the aggregate amount of net proceeds received in connection with the issuance of Preferred Stock and Common Stock, (iii) the modification of the general dividend policy or the declaration of any distribution in respect of Common Stock for any year if, after taking into account any such proposed distribution, total cash or property distributions on the outstanding Preferred Stock and Common Stock with respect to such year would exceed an amount equal to the sum of 105% of the Company's REIT Taxable Income (excluding capital gains) for such year plus net capital gains of the Company for that year, (iv) the acquisition of real estate assets other than Mortgage Loans or Mortgage-Backed Securities (except pursuant to foreclosure or any other remedy the Company may have in respect of a Mortgage
Loan), (v) the purchase or redemption of any shares of Common Stock, (vi) the renewal, termination or modification of the Advisory Agreement, the termination or modification of, or the election not to renew, the Servicing Agreement, the subcontracting of any duties under the Advisory Agreement to third parties unaffiliated with the Bank or the subcontracting of any servicing obligations under the Servicing Agreement to third parties unaffiliated with the Bank if such subcontracted servicing obligations are ones that the Bank does not subcontract with respect to a substantial portion of the residential mortgage loans serviced for its own account, (vii) any dissolution, liquidation or
termination of the Company prior to             , 2001, (viii) any material
amendment to or modification of the Mortgage Purchase Agreement, including without limitation any amendment to the representations, warranties and covenants contained in such agreement made in connection with the acquisition of additional Mortgage Loans and (ix) the determination to revoke the Company's REIT status or the amendment of any of the Ownership Limits (defined below).

RESTRICTIONS ON OWNERSHIP

     For information regarding restrictions on ownership of the Series 1 Preferred Shares, see "Description of Capital Stock -- Restrictions on Ownership and Transfer".

                          DESCRIPTION OF CAPITAL STOCK

     The following summary of the terms of the capital stock of the Company does not purport to be complete and is subject in all respects to the applicable provisions of the MGCL and the Charter.

COMMON STOCK

  GENERAL

     The Company is authorized by its Charter to issue up to 5,000,000 shares of Common Stock, $1.00 par value per share. Upon consummation of the Offering and the transactions described in "Business and Strategy -- Commencement of
Operations", the Company will have outstanding      shares of Common Stock, all
of which will be held by the Bank. In addition, BAC has indicated to the Company that, so long as any Series 1 Preferred Shares are outstanding, BAC intends to maintain direct or indirect ownership of at least 80% of the outstanding shares of Common Stock of the Company.

     As the holder of at least 80% of the outstanding shares of Common Stock of the Company, the Bank will be able, subject to the terms of the Series 1 Preferred Shares and of any other class or series of stock subsequently issued by the Company, to elect and remove directors, amend the Charter and approve other actions requiring stockholder approval under the MGCL or otherwise.

  DIVIDENDS

     Holders of Common Stock are entitled to receive dividends when, as and if authorized and declared by the Board of Directors out of assets legally available therefor, provided that, so long as any shares of Preferred Stock are outstanding, no dividends or other distributions (including redemptions and purchases) may be made with respect to the Common Stock unless full dividends on the shares of all series of Preferred Stock, including accumulations in the case of any cumulative Preferred Stock, have been paid. In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its annual REIT Taxable Income (not including capital gains) to stockholders.

  VOTING RIGHTS

     Subject to the rights, if any, of the holders of any class or series of Preferred Stock, all voting rights are vested in the Common Stock. The holders of Common Stock are entitled to one vote per share. All of the issued and outstanding shares of Common Stock are currently, and upon consummation of the Offering will be, held by the Bank.

  RIGHTS UPON LIQUIDATION

     In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after there have been paid or set aside for the holders of all series of Preferred Stock the full preferential amounts to which such holders are entitled, the holders of Common Stock will be entitled to share equally and ratably in any assets remaining after the payment of all debts and liabilities.

PREFERRED STOCK

     The Company is authorized by its Charter to issue up to 100,000,000 shares of Preferred Stock, $1.00 par value per share. Subject to limitations prescribed by the MGCL and the Charter, the Board of Directors is authorized to issue, from the authorized but unissued shares of capital stock of the Company, Preferred Stock in such classes or series as the Board of Directors may determine and to establish, from time to time, the number of shares of Preferred Stock to be included in any such class or series and to fix the designation and any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of any such class or series, and such other subjects or matters as may be fixed by resolution of the Board of Directors.

     Shares of Preferred Stock, upon issuance against full payment of the purchase price therefor and in the manner authorized by the Board of Directors, will be fully paid and nonassessable. The specific terms of a particular class or series of Preferred Stock other than the Series 1 Preferred Shares will be described in Articles Supplementary to the Charter relating to that class or series.

     Articles Supplementary to the Charter relating to each class or series of Preferred Stock other than the Series 1 Preferred Shares will set forth the preferences and other terms of such class or series, including without limitation the following: (1) the designation and par value of such class or series; (2) the number of shares of such class or series, as applicable, offered and the liquidation preference per share of such class or series; (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof for such class or series; (4) whether dividends on such class or series of Preferred Stock are cumulative or not and, if cumulative, the date from which dividends on such class or series shall accumulate; (5) the provision for any sinking fund for such class or series; (6) the terms and conditions of redemption of such class or series; (7) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT or as otherwise deemed appropriate by the Board of Directors; (8) any voting rights of such class or series; (9) the relative ranking and preferences of such class or series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (10) any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such class or series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and (11) any other specific terms, preferences, rights, limitations or restrictions of such class or series.

POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK

     The Company believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common or Preferred Stock and thereafter to cause the Company to issue such classified or reclassified shares of stock will provide the Company with increased flexibility in structuring possible future financings and in meeting other needs which might arise. The additional shares of stock will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     The Charter contains certain restrictions on the number of shares of Common Stock and Preferred Stock which individual stockholders may own. For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year (the "Five or Fewer Test"). The capital stock of the Company must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year (the "One Hundred Persons Test"). The ownership by the Bank of 100% of the shares of Common Stock of the Company will not adversely affect the Company's REIT qualification because each stockholder of BAC (the sole stockholder of the Bank) counts as a separate beneficial owner for purposes of the Five or Fewer Test and the capital stock of BAC is widely held. Further, the Charter contains restrictions on the acquisition of Preferred Stock intended to ensure compliance with the One Hundred Persons Test. Such provisions include a restriction that if any transfer of shares of capital stock of the Company would cause the Company to be beneficially owned by fewer than 100 persons, such transfer shall be null and void and the intended transferee will acquire no rights to the stock.

     Subject to certain exceptions specified in the Charter, no holder of Preferred Stock is permitted to own (including shares deemed to be owned by virtue of the attribution provisions of the Code) more than 9.9% (the "Ownership Limit") of the total number of the issued and outstanding shares of any class or series of Preferred Stock. The Board of Directors may (but in no event will be required to), upon receipt of a ruling from the IRS or an opinion of counsel satisfactory to it, waive the Ownership Limit with respect to a holder if such holder's ownership will not then or in the future jeopardize the Company's status as a REIT.

     The Charter provides that shares of any class or series of Preferred Stock owned, or deemed to be owned, by or transferred to a stockholder in excess of the Ownership Limit (the "Excess Shares") will automatically be transferred, by operation of law, to a trustee of a trust for the exclusive benefit of a charity to be named by the Company as of the day prior to the day the prohibited transfer took place. Any distributions paid prior to the discovery of the prohibited transfer must be repaid by the original transferee to the Company and by the Company to the trustee; subject to applicable law, any vote of the shares while the shares were held by the original transferee prior to the Company's discovery thereof shall be void ab initio and the original transferee shall be deemed to have given its proxy to the trustee. Any unpaid distributions with respect to the original transferee will be rescinded as void ab initio. In liquidation, the original transferee stockholder's ratable share of the Company's assets would be limited to the price paid by the original transferee for the Excess Shares or, if no value was given, the price per share equal to the closing market price on the date of the purported transfer. The trustee of the trust shall promptly sell the shares to any person whose ownership is not prohibited, whereupon the interest of the trust in such shares shall terminate. Proceeds of the sale shall be paid to the original transferee up to its purchase price (or, if the original transferee did not purchase the shares, the value on its date of acquisition) and any remaining proceeds shall be paid to a charity to be named by the Company.

     The constructive ownership rules of the Code are complex and may cause Preferred Stock owned, directly or indirectly, by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.9% of a class or series of issued and outstanding Preferred Stock (or the acquisition of an interest in an entity that owns shares of such series of Preferred Stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.9% of such class or series of Preferred Stock, and thus subject such stock to the Ownership Limit. Direct or constructive ownership in excess of the Ownership Limit would cause ownership of the shares in excess of the limit to be transferred to the trustee.

     All certificates representing shares of Preferred Stock will bear a legend referring to the restrictions described above.

     The Ownership Limit provisions will not be automatically removed even if the REIT Provisions are changed so as to eliminate any ownership concentration limitation or if the ownership concentration limitation is increased. The Charter may not be amended to alter, change, repeal or amend any of the Ownership Limit provisions without the prior approval of a majority of the Independent Directors.

     The Charter requires that any person who beneficially owns 1% (or such lower percentage as may be required by the Code or the Treasury Regulations) or more of the outstanding shares of any class or series of Preferred Stock of the Company must provide certain information to the Company within 30 days of June 30 and December 31 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

BUSINESS COMBINATIONS

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder"), or an affiliate of such an Interested Stockholder, are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Bank beneficially owns more than ten percent of the Company's voting shares and would, therefore, together with its affiliates (including BAC) be subject to the business combination provisions of the MGCL. However, pursuant to the statute, the Company has exempted any business combinations involving the Bank and any present or future affiliate thereof and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any of them and the Company. As a result, the Bank and any present or future affiliate thereof may be able to enter into business combinations with the Company that may not be in the best interests of its stockholders without compliance by the Company with the super-majority vote requirements and the other provisions of the statute.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of material federal income tax considerations regarding the Offering is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes summaries of legal matters or legal conclusions, has been reviewed by Orrick, Herrington & Sutcliffe LLP, and it is their opinion that such information is accurate in all material respects. The discussion below is based on existing federal income tax law, which is subject to change, with possible retroactive effect. The discussion below does not address all aspects of taxation that may be relevant in the particular circumstances of each stockholder or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed) subject to special treatment under the federal income tax laws.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF THE SERIES 1 PREFERRED SHARES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

  GENERAL

     The Company will elect to be taxed as a REIT under Sections 856 through 860 of the Code and the applicable Treasury Regulations (the "REIT Provisions"), which set forth the requirements for qualifying as a REIT, commencing with its taxable year ending December 31, 1996. The Company believes that, commencing with its taxable year ending December 31, 1996, it will be owned and organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

     The REIT Provisions are technical and complex. The following discussion sets forth only the material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

     In the opinion of Orrick, Herrington & Sutcliffe LLP, commencing with the Company's taxable year ending December 31, 1996, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on certain factual assumptions relating to the organization and operation of the Company and is conditioned upon certain representations made by the Company as to factual matters, such as the organization and expected manner of operation of the Company. In addition, this opinion is based on the factual representations of the Company concerning its business and Mortgage Assets set forth in this Prospectus. This opinion also is based on existing law, which is subject to change, possibly retroactively. Qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Orrick, Herrington & Sutcliffe LLP on a continuing basis. No assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. See "-- Failure to Qualify".

     If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that is currently distributed to stockholders. Such treatment substantially eliminates the federal "double taxation" on earnings (at the corporate and the stockholder levels) that generally results from investment in a corporation.

     Despite the REIT election, the Company may be subject to federal income and excise tax as follows:

          First, the Company will be taxed at regular corporate rates on any undistributed REIT Taxable Income, including undistributed net capital gains.

          Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on certain of its items of tax preference if any.

          Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

          Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than sales of foreclosure property and sales that qualify for a statutory safe harbor), such income will be subject to a 100% tax.

          Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualifications as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability.

          Sixth, if the Company should fail to distribute, or fail to be treated as having distributed, with respect to each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     The Company does not now intend to acquire any appreciated assets from a corporation generally subject to full corporate-level tax in a transaction in which any gain on the transfer is not fully recognized. However, in the event of such an acquisition, the Company could, under certain circumstances, be subject to tax upon disposition of such assets.

  ORGANIZATIONAL REQUIREMENTS

     The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for the REIT Provisions; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year; and (vii) meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (vi), certain tax-exempt entities are generally treated as individuals, and the beneficiaries of a pension trust that qualifies under
Section 401(a) of the Code and that holds shares of a REIT will be treated as holding shares of the REIT in proportion to their actuarial interests in the pension trust.

     For purposes of condition (v) above, beneficial ownership of both common and preferred shares of a corporation will be taken into account. The Company believes that the Series 1 Preferred Shares will be held by not less than 100 beneficial owners at all times any such Shares are outstanding. This expected ownership of the Series 1 Preferred Shares would allow the Company to meet condition (v). In determining whether condition (vi) above is met, individual shareholders of a corporation are treated as owning their proportionate shares of any stock held by that corporation. The Company believes that the individual ownership of stock of the Company and of BAC and of any corporate shareholders of the Company and BAC will be sufficiently widely held for the Company to satisfy condition (vi). In addition, the Company's Charter includes certain restrictions regarding transfer of its shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer and ownership restrictions are described under "Description of Capital Stock -- Restrictions on Ownership and Transfer".

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company satisfies this requirement.

  INCOME TESTS

     In order to maintain qualification as a REIT, the Company must annually satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including interest on obligations secured by mortgages on real property, certain "rents from real property", gain from the sale or exchange of such property and certain fees with respect to agreements to make or acquire mortgage loans), from certain types of temporary investments or from certain other types of gross income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest, gain from the sale or other disposition of stock or securities and certain other types of gross income (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) from the date of acquisition must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

     For interest to qualify as "interest on obligations secured by mortgages on real property or on interests in real property", the obligation must be secured by real property having a fair market value at the time of acquisition at least equal to the principal amount of the loan. The term "interest" includes only an amount that constitutes compensation for the use or forbearance of money. For example, a fee received or accrued by a lender which is in fact a charge for services performed for a borrower rather than a charge for the use of borrowed money is not includible as interest; amounts earned as consideration for entering into agreements to make loans secured by real property, although not interest, are otherwise treated as within the 75% and 95% classes of gross income so long as the determination of those amounts does not depend on the income or profits of any person. By statute, the term interest does not include any amount based on income or profits except that the Code provides that (i) interest "based on a fixed percentage or percentages of receipts or sales" is not excluded and (ii) when the REIT makes a loan that provides for interest based on the borrower's receipts or sales and the borrower leases under one or more leases based on income or profits, only a portion of the contingent interest paid by the borrower will be disqualified as interest.

     Rents received or deemed to be received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if certain statutory conditions are met that limit rental income essentially to rentals on investment-type properties. In the event that a REIT acquires by foreclosure property that generates income that does not qualify as "rents from real property", such income may be treated as qualifying for two years following foreclosure (which period may be extended by the IRS) so long as (i) all leases entered into after foreclosure generate only qualifying rent, (ii) only limited construction takes place and (iii) within 90 days of foreclosure, any trade or business in which the property is used is conducted by an independent contractor from which the REIT derives no income. In the event the special foreclosure property rule applies to qualify otherwise unqualified income, the net income that qualifies only under the special rule for foreclosure property will be subject to tax, as described above.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its tax return and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "-- Taxation of the Company -- General", even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

  ASSET TESTS

     At the close of each quarter of its taxable year, the Company must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT if it fails to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to monitor the purchase, holding and disposition of its assets to ensure compliance with the asset tests, and to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance, but no assurance can be given that such asset tests will be met.

  ANNUAL DISTRIBUTION REQUIREMENTS

     In order to be treated as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) 95% of the sum of (i) the Company's REIT Taxable Income (computed without regard to the dividends paid deduction and the Company's net capital gain) plus (ii) any net income from foreclosure property less the special tax on such income, minus (B) the sum of certain items of noncash income. Such distributions must be paid or deemed paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute (or is not treated as having distributed) all of its net capital gain or distributes (or is treated as having distributed) at least 95%, but less than 100% of its REIT Taxable Income, as adjusted, it will be subject to tax thereon at regular corporate tax rates. The Code permits a stockholder to elect to be treated for tax purposes as having (i) received a distribution in the amount specified in the election and (ii) contributed the amount thereof to the capital of the Company. In the event the Company fails to distribute 100% of its income and capital gains, the Bank may elect to be so treated. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirement and avoid imposition of this excise tax.

     "REIT Taxable Income" is the taxable income of a REIT, which generally is computed in the same fashion as the taxable income of any corporation, except that (i) certain deductions are not available, such as the deduction for dividends received, (ii) it may deduct dividends paid (or deemed paid) during the taxable year and (iii) certain other adjustments are made.

     It is possible that, from time to time, the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in calculating the taxable income of the Company. In the event that such an insufficiency or such timing differences occur, in order to meet the 95% distribution requirement the Company may find it necessary to arrange for borrowings or to pay dividends in the form of taxable stock dividends if it is practicable to do so.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company and distributions will not be required under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost, and will not be permitted to requalify unless it distributes any earnings and profits attributable to the period when it failed to qualify. In addition, it would be subject to tax on any built-in gains on property held during the period during which it did not qualify if it sold such property within 10 years of requalification. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF UNITED STATES STOCKHOLDERS

     As used herein, the term "United States Stockholder" means a holder of Series 1 Preferred Shares that is for United States federal income tax purposes
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

  DISTRIBUTIONS GENERALLY

     As long as the Company qualifies as a REIT, distributions to a United States Stockholder up to the amount of the Company's current or accumulated earnings and profits (and not designated as capital gains dividends) will be taken into account as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions that are designated by the Company as capital gain dividends will be treated as long-term capital gain (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income, pursuant to Section 291(d) of the Code. A distribution in excess of current or accumulated earnings and profits will first be treated as a tax-free return of capital, reducing the tax basis in the United States Stockholder's Series 1 Preferred Shares, and a distribution in excess of the United States Stockholder's tax basis in such shares will be taxable gain realized from the sale of such shares. Dividends declared by the Company in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not claim the benefit of any tax losses of the Company on their own income tax returns.

     The Company will be treated as having sufficient earnings and profits to treat as a dividend any distribution by the Company up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under "-- Taxation of the Company -- Annual Distribution Requirements" above. As a result, stockholders may be required to treat as taxable dividends certain distributions that would otherwise result in tax-free returns of capital. Moreover, any "deficiency dividend" will be treated as a "dividend" (an ordinary dividend or a capital gain dividend, as the case may be), regardless of the Company's earnings and profits.

     Losses incurred on the sale or exchange of Series 1 Preferred Shares held for six months or less will be deemed a long-term capital loss to the extent of any capital gain dividends received by the selling stockholder with respect to such stock.

  TREATMENT OF TAX-EXEMPT STOCKHOLDERS

     Distributions from the Company to a tax-exempt employee's pension trust or other domestic tax-exempt stockholder generally will not constitute "unrelated business taxable income" unless the stockholder has borrowed to acquire or carry its shares of the Company. A tax-exempt employee's pension trust that holds more than 10% (by value) of the shares of the capital stock of the Company may under certain circumstances be required to treat a certain percentage of dividends as unrelated business taxable income if the Company is "predominantly held" by qualified trusts. For these purposes, a qualified trust is any trust defined under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

     Distributions to certain types of tax-exempt stockholders exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code also may constitute unrelated business taxable income. Such stockholders should consult their own tax advisors concerning the applicable "set aside" and reserve requirements.

TAXATION OF FOREIGN STOCKHOLDERS

     The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates holding Series 1 Preferred Shares (collectively, "Foreign Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. A Foreign Stockholder should consult with its own tax advisor to determine the effect of federal, state and local and country of tax residence income tax laws on an investment in the Company, including any reporting requirements.

     In general, a Foreign Stockholder will be subject to regular United States income tax to the same extent as a United States Stockholder with respect to income or gain derived from its investment in the Company if under all facts and circumstances such income or gain is "effectively connected" with such stockholder's conduct of a trade or business in the United States. See
"-- Taxation of United States Stockholders". A corporate Foreign Stockholder that receives income that is effectively connected with a United States trade or business may also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to the regular United States corporate income tax. The following discussion will apply to a Foreign Stockholder whose income or gain derived from investment in the Company is not so effectively connected in light of the facts and circumstances.

     The Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"), significantly affects the federal income tax treatment of the sale or exchange of shares in a REIT held by a Foreign

Stockholder. Under FIRPTA, gain or loss realized on the sale or exchange of a "United States real property interest" ("USRPI") by a foreign taxpayer is treated by statute as effectively connected with a U.S. trade or business as a matter of law, without regard to the particular facts and circumstances. Shares of a corporation generally are treated as a USRPI only if the fair market value of USRPIs owned by the corporation equals or exceeds 50% of the fair market value of its total assets. If at no time within the five years preceding the sale or exchange of shares in the Company the shares constituted a USRPI, gain or loss on the sale or exchange will not be treated as effectively connected with a U.S. trade or business by reason of FIRPTA. While ownership of real property within the U.S. (including ownership of interests in certain entities) is always a USRPI, a loan secured by a mortgage on U.S. real property constitutes a USRPI only if the amounts payable by the borrower are contingent on the income or receipts of the borrower or the property or otherwise based on the property. Because such contingent interest is not likely to be present in the Mortgage Loans that are expected to represent substantially all of the assets of the Company, the Company believes it is unlikely that its shares will be USRPIs or that it will derive significant gain from the sale or exchange of USRPIs, although whether its shares are a USRPI or it derives income from USRPIs will depend upon the facts as they ultimately develop. A distribution of cash to a Foreign Stockholder that is not attributable to gain from sales or exchanges by the Company of USRPIs and not designated by the Company as a capital gain dividend is not subject to FIRPTA, but generally will be subject to the withholding of United States federal income tax at a rate of 30%, unless (i) a lower treaty rate applies or (ii) the Foreign Stockholder files an IRS Form 4224 with the withholding agent certifying that the investment to which the distribution relates is effectively connected to a United States trade or business of such Foreign Stockholder. A Foreign Stockholder who receives a distribution that has been subject to such withholding tax may file a claim for refund to the extent the withholding has been imposed on a portion of such distributions representing amounts in excess of current and accumulated earnings and profits. Under FIRPTA, distributions of proceeds attributable to gain from the Company's sale or exchange of a USRPI are subject to income tax at the normal capital gains rates applicable to United States stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). Also, these distributions may be subject to a 30% branch profits tax in the hands of a corporate Foreign Stockholder not entitled to a treaty exemption or reduced rate of tax. Treasury Regulations require the withholding of 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Foreign Stockholder's tax liability. It should be noted that the 35% withholding tax rate on capital gain dividends is higher than the 28% maximum rate on capital gains of individuals. Capital gain dividends not attributable to gain on the sale or exchange of USRPIs are not subject to United States taxation if there is no requirement of withholding.

     If the shares of the Company do constitute a USRPI (or did so constitute within the previous five years), gain or loss on the sale or exchange of the shares will be treated as effectively connected with the conduct of a U.S. trade or business unless one or more special rules apply to preclude U.S. taxation.

     If the Company is a "domestically-controlled REIT", a sale of Series 1 Preferred Shares by a Foreign Stockholder generally will not be subject to United States taxation. A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly, by Foreign Stockholders. Because the Series 1 Preferred Shares will be publicly traded, no assurance can be given that the Company will constitute a domestically-controlled REIT or that it will be possible to ascertain whether or not it is domestically-controlled.

     If the Company is not a domestically-controlled REIT, a sale of Series 1 Preferred Shares would be subject to tax under FIRPTA as a sale of a USRPI and gain or loss would be effectively connected with a United States trade or business if either (i) the Series 1 Preferred Shares were not "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange, on which the Series 1 Preferred Shares will be listed) during the quarter in which the Series 1 Preferred Shares were sold or (ii) even if the Series 1 Preferred Shares were "regularly traded", the selling stockholder held, directly or indirectly, more than 5% of the Series 1 Preferred Shares at any time during the five-year period ending on the date of disposition. The applicable Treasury Regulations that define "regularly traded" for this purpose provide that a security traded on an established securities market located in the United States will be "regularly traded" for any calendar quarter during which it is regularly quoted by brokers or dealers making a market in such security. In the event that the Series 1 Preferred Shares were not "regularly traded" and the Company did not at that time constitute a domestically-controlled REIT, a Foreign Stockholder (without regard to its ownership percentage of Series 1 Preferred Shares) must treat as effectively connected with a United States trade or business any gain or loss on any sale or other disposition of Series 1 Preferred Shares that occurs within a calendar quarter during which the Series 1 Preferred Shares were not "regularly traded" and the shares were a USRPI.

     If the gain on the sale of the Company's Series 1 Preferred Shares were subject to taxation under FIRPTA, the Foreign Stockholder would be subject to the same treatment as a United States Stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). Notwithstanding the foregoing, capital gain from sale of shares of a REIT not subject to FIRPTA will nonetheless be taxable to a Foreign Stockholder who is an individual (under rules generally applicable to United States Stockholders) if such person is in the United States for 183 days or more during the taxable year of disposition and certain other conditions apply. In any event, a purchaser of Series 1 Preferred Shares from a Foreign Stockholder will not be required under FIRPTA to withhold on the purchase price if the purchased Series 1 Preferred Shares are "regularly traded" on an established securities market or if the Company is a domestically-controlled REIT. Otherwise, under FIRPTA the purchaser of Series 1 Preferred Shares may be required to withhold 10% of the purchase price and remit such amount to the IRS.

     Shares of the Company owned by a nonresident alien decedent are subject to United States federal estate tax (which is imposed at rates up to 55%) unless an estate tax treaty binding upon the United States provides otherwise.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

     The Company will report to its stockholders and the IRS the amount of dividends paid or deemed paid during each calendar year, and the amount of tax withheld, if any.

  UNITED STATES STOCKHOLDERS

     Under certain circumstances, a United States Stockholder of Series 1 Preferred Shares may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, Series 1 Preferred Shares. Backup withholding will apply only if the holder (i) fails to furnish the person required to withhold with its Taxpayer Identification Number ("TIN") which, for an individual, would be his or her Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. A United States Stockholder should consult with a tax advisor regarding qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a United States Stockholder will be allowed as a credit against such United States Stockholder's United States federal income tax liability and may entitle such United States Stockholder to a refund, provided that the required information is furnished to the IRS.

  FOREIGN STOCKHOLDERS

     Additional issues may arise pertaining to information reporting and backup withholding with respect to Foreign Stockholders, and a Foreign Stockholder should consult with a tax advisor with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to a Foreign Stockholder is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a Foreign Stockholder will be allowed as a credit against any United States federal income tax liability of such Foreign Stockholder. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS.

OTHER TAX CONSEQUENCES

     The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                              ERISA CONSIDERATIONS

GENERAL

     In evaluating the purchase of Series 1 Preferred Shares, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as the assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively, "Plans") should consider (a) whether the ownership of Series 1 Preferred Shares is in accordance with the documents and instruments governing such Plan; (b) whether the ownership of Series 1 Preferred Shares is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code; (c) whether the Company's assets are treated as assets of the Plan; and (d) the need to value the assets of the Plan annually. In addition, the fiduciary of an individual retirement arrangement under Section 408 of the Code (an "IRA") considering the purchase of Series 1 Preferred Shares should consider whether the ownership of Series 1 Preferred Shares would result in a non-exempt prohibited transaction under Section 4975 of the Code.

     The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial actions. PLANS AND IRAS THAT ARE PROSPECTIVE PURCHASERS OF SERIES 1 PREFERRED SHARES SHOULD CONSULT WITH AND RELY UPON THEIR OWN ADVISORS IN EVALUATING THESE MATTERS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

PLAN ASSET REGULATION

     Under United States Department of Labor ("DOL") regulations governing what constitutes the assets of a Plan or IRA ("Plan Assets") for purposes of ERISA and the related prohibited transaction provisions of the Code (the "Plan Asset Regulation", 29 C.F.R. Secs. 2510.3-101), when a Plan or IRA makes an equity investment in another entity, the underlying assets of the entity will not be considered Plan Assets if the equity interest is a "publicly-offered security".

     For purposes of the Plan Asset Regulation, a "publicly-offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held" and (c) sold to the Plan or IRA as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and part of a class of securities that is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Series 1 Preferred Shares will be registered under the Securities Act and the Exchange Act within the time periods specified in the Plan Asset Regulation.

     The Plan Asset Regulation provides that a security is "widely held" only if it is a part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. The Company expects the Series 1 Preferred Shares to be "widely held" upon the completion of the Offering.

     The Plan Asset Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The Plan Asset Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable". The Company believes that any restrictions imposed on the transfer of the Series 1 Preferred Shares are limited to the restrictions on transfer generally permitted under the Plan Asset Regulation and are not likely to result in the failure of the Series 1 Preferred Shares to be "freely transferable".

     A Plan should not acquire or hold the Series 1 Preferred Shares if the Company's underlying assets will be treated as Plan Assets. However, the Company believes that under the Plan Asset Regulation the Series 1 Preferred Shares should be treated as "publicly-offered securities" and, accordingly, the underlying assets of the Company should not be considered to be Plan Assets of any Plan or IRA investing in the Series 1 Preferred Shares.

EFFECT OF PLAN ASSET STATUS

     ERISA generally requires that the assets of a Plan be held in trust and that the trustee, or an investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the Plan Assets. As discussed above, the assets of the Company under current law do not appear likely to be considered Plan Assets of the Plans receiving Series 1 Preferred Shares as a result of the Offering. However, if the assets of the Company were deemed to be Plan Assets of the Plans, certain directors and officers of the Company might be deemed fiduciaries with respect to the Plans that invest in the Company and the prudence and other fiduciary standards set forth in ERISA would apply to them and to all investments.

     If the assets of the Company were deemed to be Plan Assets, transactions between the Company and parties in interest or disqualified persons with respect to the investing Plan or IRA could be prohibited transactions unless a statutory or administrative exemption is available. In addition, investment authority would also have been improperly delegated to such fiduciaries, and, under certain circumstances, Plan fiduciaries who make the decision to invest in the Series 1 Preferred Shares could be liable as co-fiduciaries for actions taken by the Company that do not conform to the ERISA standards for investments under
Part 4 of Title I of ERISA.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA provides that Plan fiduciaries are prohibited from causing the Plan to engage in certain types of transactions. Section 406(a) prohibits a fiduciary from knowingly causing a Plan to engage directly or indirectly in, among other things: (a) a sale or exchange, or leasing, of property with a party in interest; (b) a loan or other extension of credit with a party in interest; (c) a transaction with a party in interest involving the furnishing of goods, services or facilities; or (d) a transaction involving the transfer of Plan assets to, or use of Plan assets by or for the benefit of, a party in interest. Additionally, Section 406 prohibits a Plan fiduciary from dealing with Plan Assets in its own interest or for its own account, from acting in any capacity in any transaction involving the Plan on behalf of a party (or representing a party) whose interests are adverse to the interests of the Plan and from receiving any consideration for its own account from any party dealing with the Plan in connection with a transaction involving Plan Assets. Similar provisions in Section 4975 of the Code apply to transactions between disqualified persons and Plans and IRAs and result in the imposition of excise taxes on such disqualified persons.

     If a prohibited transaction has occurred, Plan fiduciaries involved in the transaction could be required to (a) undo the transaction, (b) restore to the Plan any profit realized on the transaction and (c) make good to the Plan any loss suffered by it as a result of the transaction. In addition, parties in interest or disqualified persons would be required to pay excise taxes or penalties.

     If the investment constituted a prohibited transaction under Section 408(e)(2) of the Code by reason of the Company's engaging in a prohibited transaction with the individual who established an IRA or his beneficiary, the IRA would lose its taxexempt status. The other penalties for prohibited transactions would not apply.

     Thus, the acquisition of the Series 1 Preferred Shares by a Plan could result in a prohibited transaction if an Underwriter (as defined below), the Company, the Bank, BAC or any of their affiliates is a party in interest or disqualified person with respect to the Plan. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Series 1 Preferred Shares were acquired pursuant to and in accordance with one or more "class exemptions" issued by the DOL, such as Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker-dealers (such as the Underwriters), reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company's general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager).

     A Plan should not acquire the Series 1 Preferred Shares pursuant to the Offering if such acquisition will constitute a non-exempt prohibited transaction.

UNRELATED BUSINESS TAXABLE INCOME

     Plan fiduciaries should also consider the consequences of holding more than 10% (by value) of the capital stock of the Company if the Company is "predominantly held" by qualified trusts. See "Federal Income Tax
Considerations -- Taxation of United States Stockholders -- Treatment of Tax-Exempt Stockholders".

                                    EXPERTS

     The financial statement of the Company as of October 14, 1996 included in this Prospectus has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included herein. Such financial statement is included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                    RATINGS

     It is expected that the Series 1 Preferred Shares will be rated      by
Moody's Investors Service, Inc. and      by Standard and Poor's Ratings
Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the Series 1 Preferred Shares, and, accordingly, there can be no assurance that the ratings assigned to the Series 1 Preferred Shares upon initial issuance will not be lowered or withdrawn by the assigning rating organization at any time thereafter.

                             CERTAIN LEGAL MATTERS

     The validity of the Series 1 Preferred Shares offered hereby and certain tax matters described under "Federal Income Tax Considerations" will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. The validity of the Series 1 Preferred Shares will be passed upon for the Underwriters by Sullivan & Cromwell, Los Angeles, California. Orrick, Herrington & Sutcliffe LLP and Sullivan & Cromwell will rely upon the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, as to certain matters of Maryland law.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement (of which this Prospectus is a part) on Form S-11 (the "Registration Statement") under the Securities Act with respect to the Series 1

Preferred Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Series 1 Preferred Shares offered hereby, reference is made to the Registration Statement and the exhibits thereto.

     The Registration Statement and the exhibits forming a part thereof filed by the Company with the Commission can be inspected at and copies can be obtained from the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, 14th Floor, Suite 1400, Chicago, Illinois 60661 and at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Charter provides that the Company shall maintain its status as a reporting company under the Exchange Act for so long as any of the Series 1 Preferred Shares are outstanding.

                                    GLOSSARY

     "Advisor" means the Bank in its role as advisor under the Advisory
Agreement.

     "Advisory Agreement" means the agreement between the Bank and the Company pursuant to which the Bank will (i) administer the day-to-day operations of the Company, (ii) monitor the credit quality of the Mortgage Assets held by the Company, (iii) advise the Company with respect to the acquisition, management, financing, servicing and disposition of the Mortgage Assets and (iv) maintain custody of the documents related to the Mortgage Assets.

     "ARM" or "adjustable rate mortgage" means a Mortgage Loan that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. An ARM is usually subject to periodic interest rate and/or payment caps and a lifetime interest rate cap.

     "BAC" means BankAmerica Corporation, a Delaware corporation and the parent of the Bank.

     "Bank" means Bank of America National Trust and Savings Association, a national banking association and the parent of the Company.

     "Board of Directors" means the board of directors of the Company.

     "Bylaws" means the bylaws of the Company.

     "Charter" means the Amended and Restated Articles of Incorporation of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" means the common stock, par value $1.00 per share, of the Company.

     "Company" means BankAmerica Preferred Capital Corporation, a Maryland corporation.

     "Comptroller" means the Office of the Comptroller of the Currency of the United States.

     "DOL" means the United States Department of Labor.

     "Delinquent" with respect to a Mortgage Loan means that a payment of principal or interest is more than 30 days past due.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Shares" means the shares of any class or series of Preferred Stock owned, or deemed to be owned, by or transferred to a stockholder in excess of the Ownership Limit.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

     "5 year FIRM" means a Mortgage Loan which bears interest at a rate that is fixed for the first 60 monthly payments and adjusts annually thereafter as if the Mortgage Loan were a One-Year ARM.

     "Five or Fewer Test" means the Code requirement that not more than 50% in value of the Company's outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code).

     "FNMA" means the Federal National Mortgage Association.

     "Foreign Stockholders" means holders of Series 1 Preferred Shares that are for United States federal income tax purposes non-resident alien individuals, foreign corporations, foreign partnerships or foreign trusts and estates.

     "Gross Margin" means, with respect to a Mortgage Loan that is an ARM, the applicable percentage which, when added to the applicable index, totals the current interest rate payable by the borrower under such ARM (without taking into account any interest rate caps or minimum interest rates).

     "Independent Directors" means the members of the Board of Directors who are not current officers or employees of the Company, BAC, the Bank or any affiliate of the Bank, or any person or persons that, in the aggregate, own more than 50% of the Company's outstanding shares of Common Stock, or is a director elected by the holders of Preferred Stock of the Company.

     "Initial Portfolio" means the initial portfolio of Mortgage Loans to be purchased by the Company from the Bank.

     "IRA" means an individual retirement arrangement under Section 408 of the Code.

     "IRS" means the United States Internal Revenue Service.

     "Lifetime interest rate cap" means the maximum interest rate that may accrue during any period over the term of a Mortgage Loan as stated in the governing instruments evidencing such Mortgage Loan.

     "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original principal amount of such Mortgage Loan to the lesser of (i) the appraised value of the mortgaged property underlying such Mortgage Loan at origination and (ii) if the Mortgage Loan was made to finance the acquisition of property, the purchase price of the mortgaged property.

     "MGCL" means the Maryland General Corporation Law, as amended.

     "Mortgage Assets" means real estate mortgage assets.

     "Mortgage-Backed Securities" means securities that represent interests in or obligations backed by pools of Mortgage Loans.

     "Mortgage Loans" means whole loans secured by first mortgages or deeds of trust on single-family (one- to four-unit) residential properties.

     "Mortgage Purchase Agreement" means the Mortgage Loan Purchase and Warranties Agreement between the Company and the Bank.

     "Net 5 ARM" means a Mortgage Loan with no principal amortization in the first 60 months that bears interest at a rate that is fixed for the first 60 monthly payments, and thereafter bears interest at a rate which adjusts semi-annually and is equal to the current Treasury Average Index plus the Gross Margin.

     "Offering" means the offering of Series 1 Preferred Shares pursuant to the Prospectus.

     "One Hundred Persons Test" means the Code requirement that the capital stock of the Company be owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year.

     "One-Year ARM" means an ARM that adjusts annually beginning in the month in which the 12th monthly payment is due, based on the Treasury Index.

     "Ownership Limit" means the provision in the Charter limiting any person from owning (including shares deemed to be owned by virtue of the attribution provisions of the Code) more than 9.9% of the total number of the issued and outstanding shares of any class or series of Preferred Stock.

     "Plan" means an employee benefit plan subject to ERISA.

     "Plan Asset Regulation" means the DOL regulations governing what constitutes the assets of a Plan or IRA for purposes of ERISA and the related prohibited transaction provisions of the Code.

     "Plan Assets" means the assets of a Plan or IRA.

     "Preferred Stock" means the preferred stock, $1.00 par value per share, of the Company.

     "Prospectus" means this prospectus, as the same may be amended or supplemented.

     "Rate Adjustment Date" means, with respect to any Mortgage Loan, a date on which the interest rate on such Mortgage Loan adjusts.

     "Registration Statement" means the registration statement filed by the Company with the Commission on Form S-11 with respect to the Series 1 Preferred Shares.

     "REIT" means a real estate investment trust as defined pursuant to the REIT Provisions, or any successor provisions thereof.

     "REIT Provisions" means Sections 856 through 860 of the Code and the applicable Treasury Regulations.

     "REIT Taxable Income" shall have the meaning set forth in "Federal Income Tax Considerations -- Taxation of the Company -- Annual Distribution Requirements".

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series 1 Preferred Shares" means the Company's Noncumulative Preferred Stock, Series 1, par value $1.00 per share, liquidation preference $25.00 per share, offered hereby.

     "Servicer" means the Bank in its role as servicer of the Mortgage Loans under the Servicing Agreement.

     "Servicing Agreement" means the Mortgage Loan Servicing Agreement between the Company and the Bank.

     "7 year FIRM" means a Mortgage Loan which bears interest at a rate that is fixed for the first 84 monthly payments and adjusts annually thereafter as if the Mortgage Loan were a One-Year ARM.

     "Tax Event" means the receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series 1 Preferred Shares, there is more than an insubstantial risk that (a) dividends paid or to be paid by the Company with respect to the capital stock of the Company are not, or will not be, fully deductible for United States federal income tax purposes or (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "10 year FIRM" means a Mortgage Loan that bears interest at a rate that is fixed for the first 120 monthly payments and adjusts annually thereafter as if the Mortgage Loan were a One-Year ARM.

     "3 year FIRM" means a Mortgage Loan that bears interest at a rate that is fixed for the first 36 monthly payments and adjusts annually thereafter as if the Mortgage Loan were a One-Year ARM.

     "TIN" means Taxpayer Identification Number.

     "Treasury Average Index" means, with respect to a Net 5 ARM, the twelve-month average of the monthly yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve in Statistical Release G.13 (415) or any similar publication.

     "Treasury Index" means the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15 (519) and G.13 (415) or any similar publication or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency.

     "Treasury Regulations" means the income tax regulations promulgated under the Code.

     "Underwriters" means those underwriters to which the Company will sell the Series 1 Preferred Shares pursuant to the terms of the Underwriting Agreement.

     "Underwriting Agreement" means the underwriting agreement by and among the Company, the Bank and the Underwriters.

     "United States Stockholder" means a holder of Series 1 Preferred Shares that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     "USRPI" means United States real property interest.

                          INDEX TO FINANCIAL STATEMENT

Report of Independent Auditors.........................................................   F-2
Balance Sheet of BankAmerica Preferred Capital Corporation as of October 14, 1996......   F-3
Note to Financial Statement............................................................   F-4

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
BankAmerica Preferred Capital Corporation

     We have audited the accompanying balance sheet of BankAmerica Preferred Capital Corporation as of October 14, 1996. This balance sheet is the responsibility of BankAmerica Preferred Capital Corporation's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of BankAmerica Preferred Capital Corporation at October 14, 1996 in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

San Francisco, California
October 15, 1996

                   BANKAMERICA PREFERRED CAPITAL CORPORATION

                                 BALANCE SHEET
                                OCTOBER 14, 1996

ASSETS
  Cash..............................................................................  $1,000
                                                                                      ------
STOCKHOLDER'S EQUITY
  Common Stock, par value $1.00 per share, 1000 shares authorized; 1000 shares issued and outstanding.........................................................  $1,000
                                                                                      ------

                           See Note to Balance Sheet.

                   BANKAMERICA PREFERRED CAPITAL CORPORATION

                             NOTE TO BALANCE SHEET

1. ORGANIZATION

     BankAmerica Preferred Capital Corporation (the "Company"), a wholly-owned subsidiary of Bank of America National Trust and Savings Association (the "Bank"), was incorporated on October 4, 1996 in the State of Maryland.

     The Company intends to acquire, hold and manage real estate mortgage assets financed by common and preferred stock offerings and expects to generate income for distribution to its preferred and common stockholders primarily from the net interest income derived from its investments in real estate mortgage assets. The Company intends to purchase these assets from the Bank and its affiliates at their estimated fair market values. The Company intends to operate in a manner that permits it to elect, and it intends to elect, to be subject to tax as a real estate investment trust for federal income tax purposes. The Company has not had any operations as of October 14, 1996.

     The Company intends to sell preferred stock in an underwritten public offering. The cost of this public offering will be paid by the Company out of proceeds from a sale of common stock to the Bank. If the public offering is not consummated, the Bank will pay any offering costs of the Company.

                                  UNDERWRITING

     Subject to the terms and conditions of the underwriting agreement dated
            , 1996 (the "Underwriting Agreement") among the Company, the Bank and the underwriters named below (the "Underwriters"), the Company has agreed that the Company will sell to each of the Underwriters, and each of such Underwriters for which Goldman, Sachs & Co. are acting as representatives has severally agreed to purchase from the Company, the respective number of Series 1 Preferred Shares set forth opposite its name below:

                                                                          NUMBER OF SHARES
                                                                            OF SERIES 1
                                UNDERWRITER                               PREFERRED SHARES
    --------------------------------------------------------------------  ----------------
    Goldman, Sachs & Co.................................................

              Total.....................................................       ,000,000
                                                                               ========

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Series 1 Preferred Shares offered hereby, if any are taken.

     The Company and the Underwriters have agreed that a total of shares of the Series 1 Preferred Shares will initially be allocated for sale to certain institutional investors, and that the underwriting discount with respect
to such shares will be $   per share. The actual total underwriting discount and
total proceeds of the Offering to the Company will depend on the number of shares actually purchased by such institutional investors, which may be greater or less than the initial allocation.

     The Underwriters propose to offer the Series 1 Preferred Shares in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession of $ per share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share to certain brokers and dealers. After the Series 1 Preferred Shares are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

     The Company has agreed that, during the period beginning from the date of this Prospectus and continuing to and including the date 90 days after the date of this Prospectus, it will not offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Series 1 Preferred Shares or which are convertible or exchangeable into securities which are substantially similar to the Series 1 Preferred Shares without the prior written consent of the representatives, except for the Series 1 Preferred Shares offered in connection with the Offering.

     The representatives of the Underwriters have informed the Company that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of shares of Series 1 Preferred Shares offered by them.

     Prior to the Offering, there has been no public market for the Series 1 Preferred Shares.

     The Series 1 Preferred Shares will be listed on the New York Stock Exchange. In order to meet one of the requirements for listing the Series 1 Preferred Shares on the New York Stock Exchange, the Underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial holders.

     The Company and the Bank have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

     Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to affiliates of the Company, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

---------------------------------------------------------
---------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                          SUMMARY OF TABLE OF CONTENTS

                                          PAGE
                                          ----
Table of Contents.......................    2
Prospectus Summary......................    3
Risk Factors............................   11
The Company.............................   17
Use of Proceeds.........................   18
Capitalization..........................   19
Business and Strategy...................   20
Management..............................   37
Benefits of the Offering to the Bank and
  Its Affiliates........................   41
Description of Series 1 Preferred
  Shares................................   42
Description of Capital Stock............   47
Federal Income Tax Considerations.......   51
ERISA Considerations....................   60
Experts.................................   62
Ratings.................................   62
Certain Legal Matters...................   62
Additional Information..................   62
Glossary................................   64
Index to Financial Statement............  F-1
Underwriting............................  U-1

THROUGH AND INCLUDING             , 1996 (THE 25TH DAY AFTER THE COMMENCEMENT OF
THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------

                                 ,000,000 SHARES

                             BANKAMERICA PREFERRED
                                    CAPITAL
                                  CORPORATION

                            (A SUBSIDIARY OF BANK OF
                           AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION)

                                   % NONCUMULATIVE
                           PREFERRED STOCK, SERIES 1
                            (LIQUIDATION PREFERENCE
                               $25.00 PER SHARE)

                               ------------------

                                   PROSPECTUS

                               ------------------

                              GOLDMAN, SACHS & CO.

                      REPRESENTATIVES OF THE UNDERWRITERS
           ---------------------------------------------------------
           ---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Registration Fee....................................................  $  303.03

     NASD Fee............................................................  $       *

    Listing Fee..........................................................  $       *

     Printing and Engraving Expenses.....................................  $       *

     Legal Fees and Expenses.............................................  $       *

     Accounting Fees and Expenses........................................  $       *

     Blue Sky Fees and Expenses..........................................  $       *

     Miscellaneous.......................................................  $       *
                                                                           ---------

               Total.....................................................  $       *
                                                                           =========

---------------
* To be completed by amendment.

ITEM 31.  SALES TO SPECIAL PARTIES.

     See response to Item 32 below.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with the formation of the Company, the Company issued 1,000 shares of Common Stock, par value $1.00 per share, to Bank of America National Trust and Savings Association. Simultaneously with the consummation of the
Offering, the Company will issue an aggregate of           ,000 shares of Common
Stock to Bank of America National Trust and Savings Association. The description of these transactions in the Prospectus under the heading "Business and Strategy -- Commencement of Operations" is incorporated herein by reference. These shares of Common Stock will be issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision, which eliminates such liability to the maximum extent permitted by the Maryland law.

     The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present former director, officer or employee or (b) any individual who, while a director, officer or employee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director, officer or employee of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law or other applicable law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director, officer or employee who is made a party to the proceeding by reason of service in that capacity or (b) any individual who, while a director, officer or employee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any employee or agent of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which such person is made a party by reason of service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and
(i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of a good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written agreement by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     Not applicable.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements

     See page F-1 of the Prospectus for the financial statement included as part of the Prospectus.

     (b) Exhibits

 EXHIBIT
  NUMBER                                          DESCRIPTION
----------      -------------------------------------------------------------------------------
1*          --  Form of Underwriting Agreement among the Company, the Bank and the Underwriters
3(a)(i)     --  Charter of the Company
3(a)(ii)*   --  Amended and Restated Charter of the Company
3(b)        --  Bylaws of the Company
4*          --  Specimen of certificate representing Series 1 Preferred Shares
5*          --  Opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, relating to Series 1 Preferred Shares
8*          --  Opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, relating to certain tax matters
10(a)*      --  Form of Mortgage Loan Purchase and Warranties Agreement between the Company and the Bank

 EXHIBIT
  NUMBER                                          DESCRIPTION
----------      -------------------------------------------------------------------------------
10(b)*      --  Form of Mortgage Loan Servicing Agreement between the Company and the Bank
10(c)*      --  Form of Advisory Agreement between the Company and the Bank
23(a)       --  Consent of Ernst & Young LLP
23(b)*      --  Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5)
24          --  Powers of Attorney

---------------
* To be filed by amendment

ITEM 36.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 33 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or(4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 15th day of October, 1996.

                                        BANKAMERICA PREFERRED CAPITAL
                                        CORPORATION

                                        By       /s/ SHAUN M. MAGUIRE

                                          --------------------------------------
                                                     Shaun M. Maguire
                                                 Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                              TITLE                         DATE
-------------------------------------  ----------------------------------    -----------------
         ARTHUR D. RINGWALD*           Chairman of the Board and             October 15, 1996
-------------------------------------  Chief Executive Officer
         Arthur D. Ringwald            (Principal Executive Officer)
        /s/ SHAUN M. MAGUIRE           Chief Financial Officer               October 15, 1996
-------------------------------------  (Principal Financial Officer)
          Shaun M. Maguire
        /s/ GEORGE T. HANSEN           Chief Accounting Officer              October 15, 1996
-------------------------------------  (Principal Accounting Officer)
          George T. Hansen
Directors:
        RICHARD A. LAIDERMAN*
-------------------------------------
        Richard A. Laiderman
           NANCY M. ABREU*
-------------------------------------
           Nancy M. Abreu
     JACQUELINE LEGORRETA ERDMAN*
-------------------------------------
     Jacqueline Legorreta Erdman
             CLAUS LUND*
-------------------------------------
             Claus Lund
          RAYMOND R. PETERS*
-------------------------------------
          Raymond R. Peters
A Majority of the Board of Directors
   *By  /s/ CAROLYN CHEW HAMILTON
-------------------------------------
       (Carolyn Chew Hamilton,
          Attorney-in-Fact)
Dated: October 15, 1996

                               INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                                              EXHIBIT
-------------      -------------------------------------------------------------------------------
   1 *          -- Form of Underwriting Agreement among the Company, the Bank and the Underwriters
   3 (a)(i)     -- Charter of the Company
   3 (a)(ii)*   -- Amended and Restated Charter of the Company
   3 (b)        -- Bylaws of the Company
   4 *          -- Specimen of certificate representing Series 1 Preferred Shares
   5 *          -- Opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, relating to Series 1 Preferred Shares
   8 *          -- Opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, relating to certain tax matters
  10 (a)*       -- Form of Mortgage Loan Purchase and Warranties Agreement between the Company and the Bank
  10 (b)*       -- Form of Mortgage Loan Servicing Agreement between the Company and the Bank
  10 (c)*       -- Form of Advisory Agreement between the Company and the Bank
  23 (a)        -- Consent of Ernst & Young LLP
  23 (b)*       -- Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5)
  24            -- Powers of Attorney

---------------
* To be filed by amendment.